IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

IN RE:                                 )
                                       )        CHAPTER 11
PLANET HOLLYWOOD                       )
INTERNATIONAL, INC., ET AL.            )        CASE NO. 99-3612(JJF)
                                       )        (JOINTLY ADMINISTERED)

                      DEBTORS.         )

                      DEBTORS' JOINT PLAN OF REORGANIZATION

Dated:  November 8, 1999

         Planet Hollywood International, Inc., Cool Planet, Inc., Cool Planet II, Inc., Planet Hollywood (Aspen), Inc., Planet Hollywood (Atlantic City), Inc., Planet Hollywood (Chicago), Inc., Planet Hollywood (Honolulu), Inc., Planet Hollywood (LP), Inc., Planet Hollywood (New York City), Inc., Planet Hollywood (New York), Ltd., Planet Hollywood (Orlando), Inc., Planet Hollywood (Phoenix), Inc., Planet Hollywood (Region I), Inc., Planet Hollywood (Region
II), Inc., Planet Hollywood (Region III), Inc., Planet Hollywood (Region IV), Inc., Planet Hollywood (Region V), Inc., Planet Hollywood (Region VI), Inc., Planet Hollywood (Region VII), Inc., Planet Hollywood (Texas), Ltd., Planet Hollywood (Warehouse), Inc., Sound Republic, Inc., Sound Republic 1, Inc., All Star Cafe International, Inc., All Star Cafe (New York), Inc., and EBCO Management, Inc., Debtors and Debtors-in-Possession (collectively, the "Debtors") in the above-captioned Chapter 11 cases, propose the following Joint Plan of Reorganization (the "Plan") pursuant to Section 1121(a) of Title 11 of the United States Code, as amended.


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                                TABLE OF CONTENTS

ARTICLE I.........................................................................................................1
DEFINITIONS AND RULES OF CONSTRUCTION.............................................................................1
ARTICLE II.......................................................................................................13
CLASSIFICATION OF CLAIMS AND INTERESTS...........................................................................13

   2.1     Pre-PetitionClaims and Equity Interests Classified....................................................13
   2.2     Administrative Claimsand Priority Tax Claims..........................................................13
   2.3     Claims Against andInterests in the Debtors............................................................14
ARTICLE III......................................................................................................15
IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS................................................15

   3.1     Impaired Classes of Claimsand Interests...............................................................15
   3.2     Unimpaired Classesof Claims and Interests.............................................................15
   3.3     Impairment Controversies..............................................................................15
ARTICLE IV.......................................................................................................15
TREATMENT OF ADMINISTRATIVE AND PRIORITY TAX CLAIMS..............................................................15

   4.1     Fees of Professionals and Claims for Substantial Contribution.........................................15
   4.2     Ordinary Course Liabilities...........................................................................15
   4.3     Administrative Reclamation Claims.....................................................................16
   4.4     Priority Tax Claims...................................................................................16
ARTICLE V........................................................................................................16
TREATMENT OF CLAIMS AND INTERESTS................................................................................16

   5.1     CLASS 1.  Priority Claims.............................................................................16
   5.2     CLASS 2.  The SunTrust Claims.........................................................................16
   5.3     CLASS 3.  Miscellaneous Secured Claims................................................................17
   5.4     CLASS 4.  Convenience Claims..........................................................................17
   5.5     CLASS 5.  Old Senior Subordinated Notes Claims........................................................17
   5.6     CLASS 6.  General UnsecuredClaims.....................................................................17
   5.7     CLASS 7.  Landlord Settlement Agreement Claims........................................................18
   5.8     CLASS 8.  Old Common Stock............................................................................18
   5.9     CLASS 9.  Claims for Issuance of Old Common Stock.....................................................18
   5.10    CLASS 10.  IntercompanyClaims.........................................................................18
   5.11    CLASS 11.  Intercompany Interests.....................................................................18
   5.12    Post-Petition Interest................................................................................18
   5.13    Allocation Between Principal and Accrued Interest.....................................................18
ARTICLE VI.......................................................................................................19
MEANS FOR EXECUTION OF THE PLAN..................................................................................19

   6.1     Implementation of Plan................................................................................19
   6.2     General Corporate Matters.............................................................................19
           6.2.1    Cancellation of Old Securities, Instruments and Agreements Relating to Impaired Claims and
                    Interests....................................................................................19

           6.2.2    Effectiveness of Securities, Instruments and Agreements......................................19
           6.2.3    Corporate Action.............................................................................19
           6.2.4    Management and Board of Directors............................................................20
           6.2.5    New Stock Options............................................................................20
           6.2.6    Substantive Consolidation....................................................................21
           6.2.7    Extinguishment of Guarantee..................................................................21
           6.2.8    Continued Corporate Existence and Vesting of Assets in Reorganized PHI and the Other
                    Reorganized Debtors..........................................................................21
   6.3     Distribution..........................................................................................22
           6.3.1    Generally....................................................................................22
           6.3.2    Distributions to the Holder of SunTrust Claims...............................................22
           6.3.3    Distributions to Holders of Old Senior Subordinated Notes Claims.............................22


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

           6.3.4    Distributions to Holders of Other Claims and Interests.......................................22
           6.3.5    Compensation for Services Related to Distribution............................................22
           6.3.6    Delivery of Distributions and Undeliverable or Unclaimed Distributions.......................23
           6.3.7    Distribution Record Date.....................................................................24
           6.3.8    Means of Cash Payments.......................................................................24
           6.3.9    Fractional Plan Securities...................................................................24
           6.3.10   Surrender of Canceled Instruments or Securities..............................................25
           6.3.11   Setoff.......................................................................................26
   6.4     Indenture Trustee Charging Liens......................................................................26
   6.5     Retiree Benefits......................................................................................26
   6.6     Exemptions from Securities Laws and Registration Rights...............................................27
ARTICLE VII......................................................................................................27
ACCEPTANCE OR REJECTION OF THE PLAN..............................................................................27

   7.1     Classes Entitled to Vote..............................................................................27
   7.2     Class Acceptance Requirement..........................................................................27
   7.3     Confirmation Notwithstanding Rejection of Plan by an Impaired Class...................................28
ARTICLE VIII.....................................................................................................28
PROCEDURE FOR RESOLVING DISPUTED CLAIMS..........................................................................28

   8.1     Unimpaired Claims Generally...........................................................................28
           8.1.1    Debtor Actions; Reservation of Rights........................................................28
           8.1.2    Creditor Actions.............................................................................28
   8.2     Rejection Claims......................................................................................29
   8.3     Disputed Claims.......................................................................................29
   8.4     Authority to Oppose Claims............................................................................29
   8.5     Treatment of Disputed Claims and Disputed Interests...................................................29
ARTICLE IX.......................................................................................................29
EXECUTORY CONTRACTS..............................................................................................29

   9.1     General Treatment.....................................................................................29
   9.2     Bar to Rejection Damages..............................................................................30
   9.3     Cure of Defaults for Executory Contracts and Unexpired Leases.........................................30
ARTICLE X........................................................................................................30
CONDITIONS TO CONFIRMATION AND THE OCCURRENCE OF THE EFFECTIVE DATE..............................................30

   10.1    Conditions to Confirmation............................................................................30
   10.2    Conditions to the Occurrence of the Effective Date....................................................31
ARTICLE XI.......................................................................................................31
EFFECTS OF CONFIRMATION AND EFFECTIVENESS OF PLAN................................................................31

   11.1    Discharge of Claims...................................................................................31
   11.2    Discharge of Debtors..................................................................................32
   11.3    Survival of Indemnification Claims and Obligations....................................................32
   11.4    Termination of Claims of Contractual Subordination Against Holders of Old Senior Subordinated
           Notes Claims..........................................................................................32
ARTICLE XII......................................................................................................33
RELEASES AND INJUNCTIONS.........................................................................................33

   12.1    Releases..............................................................................................33
   12.2    No Liability forSolicitation or Participation.........................................................34
   12.3    Limitation of Liability...............................................................................34
   12.4    General Injunction....................................................................................34
   12.5    Section 346 Injunction................................................................................34
ARTICLE XIII.....................................................................................................35
RETENTION OF JURISDICTION........................................................................................35

   13.1    Scope of Jurisdiction.................................................................................35
   13.2    Failure of the Bankruptcy Court to Exercise Jurisdiction..............................................36


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ARTICLE XIV......................................................................................................36
MISCELLANEOUS PROVISIONS.........................................................................................36

   14.1    Compliance With Tax Requirements......................................................................36
   14.2    Discharge of Old Indenture Trustee....................................................................36
   14.3    Post-Effective Date Fees and Expenses of Professionals................................................36
   14.4    Vesting of Property of the Debtors....................................................................37
   14.5    Causes of Action......................................................................................37
   14.6    Assumption of Liabilities.............................................................................37
   14.7    Other Documents and Actions...........................................................................37
   14.8    Section 1146 Exemption................................................................................37
   14.9    Binding Effect........................................................................................38
   14.10   Governing Law.........................................................................................38
   14.11   Filing of Additional Documents........................................................................38
   14.12   Dissolution of Creditors' Committee...................................................................38
   14.13   Amendments and Modifications..........................................................................39
   14.14   Revocation............................................................................................39
   14.15   Severability..........................................................................................39
   14.16   Notices...............................................................................................39
   14.17   De Minimis Distributions..............................................................................40
   14.18   Plan and Plan Documents Control.......................................................................40


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

                                    EXHIBITS

1        Form of Amended and Restated PHI Certificate of Incorporation
2        Form of Amended and Restated PHI By-Laws
3        Form of New Senior Secured Notes Indenture
4        Form of New Senior Secured Notes Security and Pledge Agreement
5        Form of New Working Capital Facility
6        Form of Working Capital Facility Security and Pledge Agreement
7        Form of New Secured PIK Notes Indenture
8        Form of New Secured PIK Notes Security and Pledge Agreement
9        Intercreditor and Collateral Agency Agreement
10       Form of New Warrant Agreement
11       Form of New Warrants
12       Form of Registration Rights Agreement

                                     ANNEXES

A        Summary of Terms of New Senior Secured Notes
B        Summary of Terms of New Secured PIK Notes
C        Summary of Terms of New Warrants

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

         The following terms used in the Plan shall, unless the context otherwise clearly requires, have the meanings specified below, and such meanings shall be equally applicable to both the singular and plural forms of such terms.

         1.1 "ADMINISTRATIVE CLAIM" means a Claim or expense allowed under
Section 503(b) of the Bankruptcy Code that is entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation, amounts required to be paid in connection with any assumption of executory contracts and unexpired leases, Administrative Reclamation Claims and all Post-Petition Trade Claims.

         1.2 "ADMINISTRATIVE RECLAMATION CLAIM" means that portion of a reclamation Claim entitled to Administrative Claim status pursuant to an order of the Bankruptcy Court entered under 11 U.S.C. ss.546(c).

         1.3 "ALLOWED" means with respect to any Claim or Interest, a Claim or Interest as to which (i) no objection to the allowance thereof, or motion to estimate for purposes of allowance, shall have been Filed on or before any applicable period of limitation that may be fixed by the Bankruptcy Code, the Bankruptcy Rules and/or the Bankruptcy Court, or (ii) as to which any objection, or motion to estimate for purposes of allowance shall have been so Filed, to the extent allowed by a Final Order.

         1.4 "ALLOWED CLAIM" means a Claim, or a portion thereof, including any guarantee by any Debtor of such debt, if any, (i) that is deemed Allowed under the Plan, (ii) that has been scheduled by a Debtor other than as contingent, disputed or unliquidated, (iii) proof of which has been timely filed with the Bankruptcy Court and as to which the period of time in which to file objections as fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or an order of the Bankruptcy Court, has expired with no such objection having been filed, or
(iv) that has been Allowed by a Final Order of the Bankruptcy Court.

         1.5 "ALLOWED INTEREST" means an Interest (i) that is deemed Allowed under the Plan, (ii) that has been scheduled by a Debtor, (iii) proof of which has been timely filed with the Bankruptcy Court and as to which the period of time in which to file objections as fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or an order of the Bankruptcy Court, has expired with no such objection having been filed, or (iv) that has been Allowed by a Final Order of the Bankruptcy Court.

         1.6 "AMENDED PHI ARTICLES" means the amended and restated certificate of incorporation of Reorganized PHI that shall become effective on the Effective Date, substantially in the form Filed as EXHIBIT 1 to this Plan at or prior to the Confirmation Hearing.

         1.7 "AMENDED PHI BY-LAWS" means the fourth amended and restated by-laws of Reorganized PHI that shall become effective on the Effective Date, substantially in the form Filed as EXHIBIT 2 to this Plan at or prior to the Confirmation Hearing.

         1.8 "AVOIDANCE ACTION" means an action pursuant to Sections 544, 545, 547, 548, 549, 550 or 553 of the Bankruptcy Code brought by the Debtors or their assigns, if any.

         1.9 "BANKRUPTCY CODE" means Title 11 of the United States Code, as now in effect and as hereafter amended.

         1.10 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware, or any other court of competent jurisdiction exercising jurisdiction over the Chapter 11 Cases, including the United States District Court for the District of Delaware.

         1.11 "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as amended and promulgated under Section 2075, Title 28, United States Code.

         1.12 "BAR DATE" means the date established by the Bankruptcy Court as the Bar Date pursuant to the Bar Date Order.

         1.13 "BAR DATE ORDER" means the Order (1) Establishing Procedures and Deadlines for Filing Proofs of Claims and (2) Approving Form and Manner of Notice, signed by the Bankruptcy Court on or after the Petition Date, as amended or supplemented from time to time.

         1.14 "BUSINESS DAY" means any day except a Saturday, Sunday, or any other day on which commercial banks are authorized by law to close in the State of New York.

         1.15 "CASH" means cash or cash equivalents.

         1.16 "CASH COLLATERAL ORDER" means one or more Order(s) authorizing use of cash collateral as defined in Section 363(a) of the Bankruptcy Code of SunTrust and Pro Player, Inc. entered by the Bankruptcy Court on or after the Petition Date.

         1.17 "CELEBRITIES" means actors or actresses in motion picture or television programs and sports figures who, in the opinion of management of the Reorganized Debtors, have achieved celebrity status and whose affiliation with the Debtors or the Reorganized Debtors is beneficial to the Debtors' or the Reorganized Debtors' business.

         1.18 "CELEBRITY OPTIONS" means options to purchase Class A common stock issued to Celebrities prior to the Petition Date.

         1.19 "CHAPTER 11" means Chapter 11 of the Bankruptcy Code.

         1.20 "CHAPTER 11 CASES" means the cases under Chapter 11 with respect to the Debtors, pending in the District of Delaware and administered as IN RE PLANET HOLLYWOOD INTERNATIONAL, INC., ET AL., Chapter 11 Case Nos. 99-3612 (JJF) through 99-3637 (JJF).



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

         1.21 "CHAPTER 11 SCHEDULES" means the Schedules of Assets and Liabilities and the Statements of Financial Affairs Filed by the Debtors with the Bankruptcy Court, in the form Filed or as thereafter amended, modified or supplemented in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court's local bankruptcy rules.

         1.22 "CLAIM" means (i) any right to payment from any Debtor arising before the Confirmation Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) any right to an equitable remedy against any Debtor arising before the Confirmation Date for breach of performance if such breach gives rise to a right of payment from such Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and shall include any guarantee by any Debtor of such right, if any.

         1.23     "CLASS" means a class of Claims or Interests as defined in
Article II of the Plan.

         1.24 "CLASS 6 ADJUSTMENT AMOUNT" means the face amount of New Secured PIK Notes which, together with all other consideration provided for in Section
5.6 of the Plan, is necessary to ensure the recovery by Holders of Allowed Class 6 Claims of an aggregate value as a percentage of their Allowed Claims equal to the aggregate value of the consideration to be received by Holders of Allowed Class 5 Claims as a result of their receipt of the Supplemental Class 5 Distribution and all other consideration provided to them in Section 5.5 of the Plan.

         1.25 "COLLATERAL AGENT" means the entity designated to serve as collateral agent under the Intercreditor and Collateral Agency Agreement with respect to the Working Capital Facility, the New Senior Secured Notes Indenture and the New Secured PIK Notes Indenture.

         1.26 "CONFIRMATION" means the entry of the Confirmation Order by the Bankruptcy Court pursuant to Section 1129 of the Bankruptcy Code.

         1.27 "CONFIRMATION DATE" means the date on which the Confirmation Order is entered in the Chapter 11 Cases by the Bankruptcy Court.

         1.28 "CONFIRMATION HEARING" means the hearing or hearings pursuant to which the Bankruptcy Court enters the Confirmation Order.

         1.29 "CONFIRMATION ORDER" means an order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

         1.30 "CONSOLIDATED CLAIM" means any Claim of any Consolidated Debtor against any other Consolidated Debtor.

         1.31 "CONSOLIDATED DEBTORS" means PHI and all Filed Subsidiaries.


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

         1.32 "CONSOLIDATED ESTATES" means the substantively consolidated estates of PHI and all Filed Subsidiaries.

         1.33 "CONVENIENCE CLAIM" means Unsecured Claims in Allowed amounts not to exceed $2,000, or that are voluntarily reduced to $2,000.

         1.34 "CREDITOR" means any entity that is the holder of any Claim against the Debtors that arose on or before the Petition Date or any Claim against the Debtors' Estates of a kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code.

         1.35 "CREDITORS' COMMITTEE" means the official committee of unsecured creditors appointed in the Chapter 11 Cases by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code, as reconstituted by the addition or removal of members from time to time.

         1.36 "DEBTOR" or "DEBTORS" means PHI or any other Filed Subsidiary, individually or collectively, as the context may require.

         1.37 "DISCLOSURE STATEMENT" means the Joint Disclosure Statement dated November 8, 1999, that was Filed by the Debtors in connection with the Plan, as further amended, modified, restated, or supplemented from time to time.

         1.38 "DISPUTED CLAIM" means any Claim, to the extent it has not since become an Allowed Claim, including those (i) listed on the Chapter 11 Schedules as unliquidated, disputed or contingent, or (ii) as to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order.

         1.39 "DISPUTED INTEREST" means an Interest in the Debtors to the extent it has not become an Allowed Interest including those (i) listed on the Chapter 11 Schedules as contingent, unliquidated or disputed, or (ii) as to which the Debtors or any other party in interest has interposed a timely objection in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection has not been withdrawn or determined by a Final Order.

         1.40 "DISTRIBUTION RECORD DATE" means the date specified in the Confirmation Order as the Distribution Record Date with respect to each Class, or, if no such date is specified, the fifth Business Day prior to the Effective Date.

         1.41 "DOMESTIC SUBSIDIARY" means any entity incorporated or formed under the laws of the United States of America or any state, province or territory thereof, that is wholly-owned or otherwise controlled by PHI or by PHI and/or one or more of its subsidiaries.

         1.42 "EFFECTIVE DATE" means a Business Day selected by the Debtors that is the later of (i) a day that is not less than ten (10) nor more than thirty
(30) days after the Confirmation Date, and (ii) the first Business Day on which all conditions to the occurrence of the Effective Date


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

have been satisfied or duly waived, or such other date as agreed to by the Debtors and the Creditors' Committee.

         1.43 "ENCUMBRANCE" means any Lien, imperfection of title, option, or restriction of any kind affecting any property of any Debtor.

         1.44 "ENTITY" means a person, a corporation, a partnership, an association, a joint stock company, a joint venture, a limited liability company, an estate, a trust, an unincorporated organization, a government or any subdivision thereof or any other entity.

         1.45 "ESTATES" means the estates of the Debtors created under Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

         1.46 "FILE," "FILED" or "FILING" means file, filed or filing with the Bankruptcy Court in the Chapter 11 Cases or any other Court with jurisdiction over the cases of the Debtors or a Filed Foreign Subsidiary.

         1.47 "FILED FOREIGN SUBSIDIARY" means a Foreign Subsidiary that has filed an insolvency proceeding under the laws of its jurisdiction of incorporation or formation.

         1.48 "FILED SUBSIDIARIES" means all subsidiaries of PHI and/or one or more of its subsidiaries that Files a Chapter 11 petition in the Bankruptcy Court.

         1.49 "FINAL ORDER" means an order of the Bankruptcy Court or any other court of competent jurisdiction (i) which is not subject to a stay of effectiveness; (ii) as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no timely appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending; or (iii) if a timely appeal, writ of certiorari, reargument or rehearing thereof has been sought, which shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for modification of such order, or move for reargument or rehearing shall have expired; PROVIDED, HOWEVER, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules governing procedure in cases before the Bankruptcy Court may be Filed with respect to such order shall not cause such order not to be a Final Order.

         1.50 "FOREIGN SUBSIDIARY" means any entity incorporated or formed under the laws of a country other than the United States of America which is wholly-owned or otherwise controlled by PHI or by PHI and/or one or more of its subsidiaries.

         1.51 "FRANCHISE AGREEMENTS" means agreements between PHI and various third parties for the license and use of PLANET HOLLYWOOD or OFFICIAL ALL STAR CAFE trademarks, tradenames and related intellectual property.

         1.52 "GENERAL UNSECURED CLAIM" means any claim (including any Trade Claim, Rejection Claim or Litigation Claim) that is not a Consolidated Claim, Old Senior Subordinated Notes Claim, Intercompany Claim, Administrative Claim, Priority Claim, SunTrust Claim, Miscellaneous Secured Claim, Indenture Trustee Claim or a Landlord Settlement Agreement Claim.

         1.53 "HOLDER" means an Entity which is the owner, legal and/or beneficial, of a Claim against or Interest in one or more Debtor, as the case may be.

         1.54 "IMPAIRED CLAIM" means a Claim identified in Section 3.1 of the Plan as impaired under the Plan.

         1.55 "INDENTURE TRUSTEE CHARGING LIEN" means any Lien or other priority in payment available to the Old Indenture Trustee pursuant to the Old Indenture for payment of any fees, costs or disbursements incurred by such Old Indenture Trustee, to the extent not otherwise paid under the Plan.

         1.56 "INDENTURE TRUSTEE CLAIM" means a contractual Claim held by the Old Indenture Trustee for compensation, reimbursement of costs or disbursements (including without limitation the costs and expenses of its attorneys, accountants and financial advisors), or indemnity arising from the Old Indenture regardless of whether such fees and expenses are incurred prior or subsequent to the Petition Date.

         1.57 "INTERCOMPANY CLAIM" means any Claim against any of the Debtors held by any Subsidiary or Foreign Subsidiary other than any of the Consolidated Debtors, that continues to operate its business subsequent to the Effective Date.

         1.58 "INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT" means the agreement governing the respective rights in property of the Debtors securing parties to the Working Capital Facility, the New Senior Secured Notes Indenture, and the New Secured PIK Notes Indenture substantially in the form Filed as Exhibit "9" to the Plan at or prior to the Confirmation Hearing.

         1.59 "INTEREST" means an equity security in PHI within the meaning of
Section 101(16) of the Bankruptcy Code.

         1.60 "JOINT VENTURES" means strategic venture agreements PHI and one or more of its Subsidiaries has executed with third parties.

         1.61 "LANDLORD SETTLEMENT AGREEMENT" means an agreement between PHI or any of its Filed Subsidiaries and a landlord regarding the restructuring, termination or sale of a Debtor's leasehold rights and obligations, which requires approval or ratification of such agreement by the Bankruptcy Court.

         1.62 "LEASEHOLD GUARANTEES" means a guaranty by PHI of any lease between PHI or any of its Subsidiaries or Joint Ventures as lessee and any lessor.


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

         1.63 "LIEN" means any conveyance in trust, assignment or pledge of, mortgage or lien on, security interest in, or charge or encumbrance of any kind against, any property of any Debtor.

         1.64 "LITIGATION CLAIM" means a claim arising from a pre-Petition Date dispute between PHI or a Filed Subsidiary and any third party which was not settled, liquidated or resolved as of the Petition Date.

         1.65 "MISCELLANEOUS SECURED CLAIM" means any Allowed Claim that is a Secured Claim other than the SunTrust Claim.

         1.66 "NEW CLASS A COMMON STOCK" means the approximately 3.0 million shares of authorized common stock of Reorganized PHI, par value $.01 per share, to be issued under the Plan.

         1.67 "NEW CLASS B COMMON STOCK" means the 7.0 million shares of authorized common stock of Reorganized PHI, par value $.01 per share, to be issued to the New Money Investors under the Plan.

         1.68 "NEW COMMON STOCK" means, collectively, the New Class A Common Stock, the New Class B Common Stock, and any other common stock of Reorganized PHI authorized to be issued pursuant to the Plan.

         1.69 "NEW INDENTURE TRUSTEE" shall be as designated at the Confirmation Hearing and have the meaning set forth in the Confirmation Order.

         1.70 "NEW MONEY INVESTORS" means certain entities that have agreed to acquire 7.0 million shares of New Class B Common Stock for $30 million ($4.2857 per share).

         1.71 "NEW OPTIONS" means 1.0 million options each for the purchase of one share of New Class A Common Stock.

         1.72 "NEW SECURED PIK NOTES" means the Secured PIK Notes to be issued by Reorganized PHI pursuant to the Plan under the New Secured PIK Notes Indenture and guaranteed by all operating Subsidiaries. The principal economic terms of the New Secured PIK Notes are set forth on ANNEX B hereto.

         1.73 "NEW SECURED PIK NOTES INDENTURE" means the Indenture between Reorganized PHI, as issuer, and the New Secured PIK Notes Indenture Trustee, as trustee, which indenture relates to the New Secured PIK Notes, substantially in the form to be Filed as EXHIBIT 7 to the Plan at or prior to the Confirmation Hearing.

         1.74 "NEW SECURED PIK NOTES INDENTURE TRUSTEE" shall be as designated at the Confirmation Hearing and have the meaning set forth in the Confirmation Order.


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

         1.75 "NEW SECURED PIK NOTES SECURITY AND PLEDGE AGREEMENT" means the Security and Pledge Agreement pursuant to which certain collateral is pledged to secure Reorganized PHI's obligations under the New Secured PIK Notes, substantially in the form to be Filed as EXHIBIT 8 to the Plan at or prior to the Confirmation Hearing.

         1.76 "NEW SENIOR SECURED NOTES" means the senior secured notes to be issued by Reorganized PHI pursuant to the Plan under the New Senior Secured Notes Indenture. The principal economic terms of the New Senior Secured Notes are set forth on ANNEX A hereto.

         1.77 "NEW SENIOR SECURED NOTES INDENTURE" means the Indenture between Reorganized PHI, as issuer, and the New Senior Secured Notes Indenture Trustee, as trustee, which indenture relates to the New Senior Secured Notes, substantially in the form to be Filed as EXHIBIT 3 to the Plan at or prior to the Confirmation Hearing.

         1.78 "NEW SENIOR SECURED NOTES INDENTURE TRUSTEE" shall be as designated at the Confirmation Hearing and have the meaning set forth in the Confirmation Order.

         1.79 "NEW SENIOR SECURED NOTES SECURITY AND PLEDGE AGREEMENT" means the Security and Pledge Agreement pursuant to which certain collateral is pledged to secure Reorganized PHI's obligations under the New Senior Secured Notes, substantially in the form Filed as EXHIBIT 4 to the Plan at or prior to the Confirmation Hearing.

         1.80 "NEW STOCK OPTION PLAN" means a stock option plan to be implemented by Reorganized PHI providing for the issuance to management and Celebrities of options to purchase up to 1.0 million shares of New Class A Common Stock on a fully diluted basis.

         1.81 "NEW WARRANT AGENT" shall be as designated at the Confirmation Hearing and shall have the meaning set forth in the Confirmation Order.

         1.82 "NEW WARRANT AGREEMENT" means the Warrant Agreement between Reorganized PHI, as issuer, and the New Warrant Agent, as agent, which agreement relates to the New Warrants, substantially in the form to be Filed as EXHIBIT 10 to the Plan at or prior to the Confirmation Hearing. The terms of the New Warrants are set forth in the Summary of New Warrants attached hereto as ANNEX C.

         1.83 "NEW WARRANTS" means the freely transferable warrants issued pursuant to the New Warrant Agreement evidencing the right to purchase up to 200,000 shares of New Class A Common Stock, which shall expire three (3) years from the Effective Date, and which shall have an exercise price of $65.50 per share, substantially in the form to be Filed as EXHIBIT 11 to the Plan at or prior to the Confirmation Hearing.

         1.84 "OLD CELEBRITY OPTIONS" means any outstanding options for the purchase of Class A Old Common Stock issued to Celebrities prior to the Petition Date.

         1.85 "OLD COMMON STOCK" means, collectively, the Class A and Class B common shares, par value $.01 per share, of PHI, issued and outstanding, or held in treasury, immediately prior to the Effective Date.

         1.86 "OLD EMPLOYEE OPTIONS" means any outstanding options for the purchase of Class A Old Common Stock, issued to officers, employees and independent contractors prior to the Petition Date.

         1.87 "OLD INDENTURE" means the Old Senior Subordinated Notes Indenture.

         1.88 "OLD INDENTURE TRUSTEE" means United States Trust Company of New York, or its successor, as trustee under the Old Senior Subordinated Notes Indenture.

         1.89 "OLD SECURITY" or "OLD SECURITIES" means the Old Senior Subordinated Notes, the Old Common Stock, the Old Warrants, the Old Celebrity Options and the Old Employee Options, individually or collectively, as the context may require.

         1.90 "OLD SENIOR SUBORDINATED NOTES" means the 12% Senior Subordinated Notes due 2005, issued by PHI pursuant to the Old Senior Subordinated Notes Indenture.

         1.91 "OLD SENIOR SUBORDINATED NOTES CLAIM" means any Claim of a Holder of Old Senior Subordinated Notes which, for purposes of the Plan, shall be deemed to be an amount equal to the sum of (i) the outstanding principal amount, as of the Petition Date, of Old Senior Subordinated Notes held by such Holder, and (ii) an amount equal to 100% of the accrued and unpaid interest at the rate of 12% per annum plus interest on defaulted interest at the rate of 13% per annum and other amounts that specifically arise under the Old Senior Subordinated Notes Indenture, exclusive of amounts covered by the Indenture Trustee Claim, and the Old Senior Subordinated Notes Indenture through but not including the Petition Date.

         1.92 "OLD SENIOR SUBORDINATED NOTES INDENTURE" means the Indenture between PHI, as issuer, and the Old Senior Subordinated Notes Indenture Trustee, as trustee, dated as of March 25, 1998, as amended, which Indenture relates to the Old Senior Subordinated Notes.

         1.93 "OLD TRANSFER AGENT" means as registrar and transfer agent with respect to the Old Common Stock.

         1.94 "OLD WARRANTS" means any warrants outstanding as of the Petition Date to purchase shares of Old Common Stock.

         1.95 "ORDINARY COURSE PROFESSIONALS ORDER" means the Order Authorizing Debtors to Employ and Compensate Professionals for Specific Services Rendered in the Ordinary Course of Business, which was signed by the Bankruptcy Court on October 13, 1999, as amended from time to time.

         1.96 "PETITION DATE" means October 12, 1999, the date on which the Debtors filed their voluntary petitions for relief under Chapter 11 of the Bankruptcy Code.

         1.97 "PHI" means Planet Hollywood International, Inc., a Delaware corporation.

         1.98 "PLAN" means this Joint Plan of Reorganization proposed by the Debtors, as it may hereafter be amended or modified from time to time.

         1.99 "PLAN DOCUMENTS" means those documents identified in Exhibits 1 through 12 which will be Filed at or prior to the Confirmation Hearing.

         1.100 "PLAN SECURITIES" means the New Common Stock issuable pursuant to the Plan, the New Senior Secured Notes, the New Secured PIK Notes, the New Warrants and the shares of New Class A Common Stock issuable upon exercise of the New Warrants, the New Options and the shares of New Class A Common Stock issuable upon exercise of the New Options.

         1.101 "POST-PETITION TRADE CLAIM" means an expense or obligation incurred by any of the Debtors arising from or with respect to the sale and delivery of goods or the rendition of services (except for fees and disbursements of Professionals) to any of the Debtors after the Petition Date.

         1.102 "PRIORITY CLAIM" means any Allowed Claim, to the extent entitled to priority under Section 507 (a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim, against any Debtor.

         1.103 "PRIORITY TAX CLAIM" means the tax Claims of governmental units to the extent such Claims are entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

         1.104 "PROFESSIONAL" means (i) any professional retained in the Chapter 11 Cases pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code (other than the Ordinary Course Professionals Order), (ii) any attorney or accountant seeking compensation or reimbursement of expenses pursuant to Section 503(b) of the Bankruptcy Code,
(iii) any Entity whose fees and expenses are subject to approval by the Bankruptcy Court as reasonable pursuant to Section 1129(a)(4) of the Bankruptcy Code, and (iv) any attorney, accountant or financial advisor for the Old Indenture Trustee.

         1.105 "PRO RATA" means, with respect to any amount of consideration to be distributed to a Creditor holding an Allowed Claim or Holder of an Allowed Interest of a particular Class on a particular date, a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim or Allowed Interest in a Class to the amount of such Allowed Claim or Allowed Interest is the same as the ratio of the aggregate amount of the consideration distributed on account of all Allowed Claims or Allowed Interests in such Class to the aggregate amount of all Allowed Claims or Allowed Interests in such Class.

         1.106 "REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in Section 6.6(b) of this Plan.

         1.107 "REJECTION CLAIM" means the Claim, if any, of parties other than any of the Debtors to executory contracts or unexpired leases with any of the Debtors which are rejected or deemed rejected pursuant to a Final Order.

         1.108 "RELEASES" shall have the meaning set forth in Section 12.1 of this Plan.

         1.109 "REORGANIZED PHI" means PHI from and after the Effective Date.

         1.110 "REORGANIZED DEBTORS" means any or all of the Debtors from and after the Effective Date.

         1.111 "SECURED CLAIM" means any Claim which is wholly or partially secured by a valid Lien, which has been properly perfected as required by applicable law on property of the Debtors to the extent of the value of the interest of the Holder of such Claim in such property of the Debtors, or that is subject to set-off under Section 553 of the Bankruptcy Code as determined by the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code.

         1.112 "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in Section 6.6(b) of this Plan.

         1.113 "SUBSIDIARIES" means the Domestic Subsidiaries and the Foreign Subsidiaries, collectively.

         1.114 "SUNTRUST" means SunTrust Bank, Central Florida, National Association.

         1.115 "SUNTRUST AGREEMENTS" means, collectively, (i) the Amended and Restated Revolving Credit Agreement dated March 25, 1998, as amended, which was executed by SunTrust, individually and as Administrative Agent and Agent, and PHI, including the Synthetic Lease, Interest Rate Swap and Letter of Credit agreements executed in connection therewith (respectively, the "Revolving Credit Agreement," the "Synthetic Lease," the "Interest Rate Swap" and the "Letter of Credit Facility"); (ii) the Security Agreement dated March 25, 1998, as amended, which was executed by SunTrust as Agent, PHI and Planet Hollywood (Region IV), Inc.; and (iii) the Guaranty Agreement dated March 25, 1998 as subsequently ratified, which was executed by PHI and its material subsidiaries.

         1.116 "SUNTRUST CLAIM" means the outstanding balance due on the Letter of Credit Facility of the Sun Trust Agreements (in the amount of approximately $2.5 million as of the Petition Date).

         1.117 "SUPPLEMENTAL CLASS 5 DISTRIBUTION" shall have the meaning set forth in Section 5.5 of the Plan.

         1.118 "TRADE CLAIM" means any unsecured Claim arising from or with respect to (i) the sale and delivery of goods, or the rendition of services, to the Debtors prior to the Petition Date; and (ii) all other obligations incurred in the ordinary course, conduct and operation of the Debtors' businesses prior to the Petition Date.

         1.119 "TREASURY RATE" means the "underpayment rate" (as defined in Section 6612(a)(2) of the Internal Revenue Code of 1986, as amended) on the Business Day immediately preceding the Confirmation Date which rate is the rate of interest charged by the Internal Revenue Service on delinquent federal income taxes.

         1.120 "UNCONSOLIDATED AFFILIATES" means affiliated companies which are not majority owned by PHI or its Subsidiaries, consisting of PH Asia, ECE, and Planet Hollywood Hospitality, Inc.

         1.121 "UNIMPAIRED  CLAIM" means a Claim in a Class  identified in
Section 3.2 of the Plan as unimpaired thereunder.

         1.122 "UNOFFICIAL NOTEHOLDERS' COMMITTEE" means the committee of holders of Old Senior Subordinated Notes formed prior to the Petition Date, representing holders of in excess of $160 million principal amount of the Old Senior Subordinated Notes.

         1.123 "UNOFFICIAL NOTEHOLDERS' COMMITTEE SUBSTANTIAL CONTRIBUTION CLAIM" means the Claim, if any, of the Unofficial Noteholders' Committee for reimbursement of the reasonable unpaid post-Petition Date fees and expenses of its legal and financial advisors, which amount PHI has agreed to pay pursuant to the Plan.

         1.124 "WORKING CAPITAL FACILITY" means a post-Effective Date working capital facility in an amount not to exceed $15 million substantially in the form Filed as Exhibit "5" to the Plan at or prior to the Confirmation Hearing.

         1.125 "WORKING CAPITAL FACILITY SECURITY AND PLEDGE AGREEMENT" means the Security and Pledge Agreement pursuant to which certain collateral may be pledged to secure Reorganized PHI's obligations under the Working Capital Facility, substantially in the form Filed as EXHIBIT 6 to the Plan at or prior to the Confirmation Hearing.

         1.126 "WORKING CAPITAL LENDER" means the provider(s) of the Working Capital Facility.

         RULES OF CONSTRUCTION

         1.127 INTERPRETATION AND RULES OF CONSTRUCTION . Unless otherwise specified, all section, article, schedule, annex and exhibit references in the Plan are to the respective section in, article of, annex to or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time in accordance with the provisions hereof. The rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the construction of the Plan (excluding the Plan Documents, unless made applicable thereto pursuant to an express provision thereof).

         1.128 OTHER TERMS. The words "herein" "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. Each capitalized term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code or the Bankruptcy Rules.

         1.129 HEADINGS. Headings are used in the Plan for convenience of reference only and shall not constitute a part of the Plan for any other purpose. Headings shall not limit or otherwise affect the provisions of the Plan.

         1.130 INCORPORATION OF EXHIBITS. All exhibits referred to in this Plan are deemed incorporated into, and made a part of this Plan, whether Filed contemporaneously herewith or hereafter.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         2.1 PRE-PETITION CLAIMS AND EQUITY INTERESTS CLASSIFIED. All Claims and all Interests are classified as set forth in Section 2.3 hereof. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date. A Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any Class and, notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest. Holders of Claims or Interests shall be entitled to vote in, and receive distributions from, a particular Class only to the extent the Allowed Claim or Allowed Interest is within such Class.

         2.2 ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS. As provided in
Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims against the Debtors shall not be classified for purposes of voting on or receiving distributions under the Plan. All such Claims shall be treated separately as unclassified Claims on the terms set forth in Article IV of the Plan.

         2.3 CLAIMS AGAINST AND INTERESTS IN THE DEBTORS. All Claims against, and Interests in, any of the Debtors are classified as follows:

             (a)     CLASS 1 CLAIMS     Class 1 consists of all Priority Claims.

             (b)     CLASS 2 CLAIMS     Class 2 consists of the SunTrust Claims.

             (c)     CLASS 3 CLAIMS     Class 3 consists of all Miscellaneous
                                        Secured Claims.

             (d)     CLASS 4 CLAIMS     Class 4 consists of all Convenience
                                        Claims.

             (e)     CLASS 5 CLAIMS     Class 5 consists of all Old Senior
                                        Subordinated Notes Claims.

             (f)     CLASS 6 CLAIMS     Class 6 consists of all General
                                        Unsecured Claims.

             (g)     CLASS 7 CLAIMS     Class 7 consists of Claims arising from
                                        Landlord Settlement Agreements.

             (h)     CLASS 8 INTERESTS  Class 8 consists of all Interests of
                                        Holders of Old Common Stock.

             (i)     CLASS 9 CLAIMS FOR ISSUANCE OF OLD COMMON STOCK

                                        Class 9 consists of all Old Warrants,
                                        Old Celebrity Options and Old Employee
                                        Options and all other options or rights
                                        to acquire Old Common Stock, including,
                                        without limitation, all Claims arising
                                        out of the rejection of Old Warrants,
                                        Old Celebrity Options and Old Employee
                                        Options and other options to acquire
                                        Old Common Stock, to the extent they
                                        constitute executory contracts, and
                                        any Claim that has the same priority
                                        as the Old Common Stock pursuant to
                                        Section 510(b) of the Bankruptcy Code.

             (j)     CLASS 10 CLAIMS    Class 10 consists of all Intercompany
                                        Claims.

             (k)     CLASS 11 INTERESTS Class 11 consists of all Interests of
                                        PHI and any Filed Subsidiary in any
                                        other Filed Subsidiary.

                                   ARTICLE III

                       IDENTIFICATION OF IMPAIRED CLASSES

                         OF CLAIMS AND EQUITY INTERESTS

         3.1 IMPAIRED CLASSES OF CLAIMS AND INTERESTS. Class 5 Claims, Class 6 Claims, Class 8 Interests and Class 9 Claims are impaired under the Plan.

         3.2 UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS. Class 1 Claims, Class 2 Claims, Class 3 Claims, Class 4 Claims, Class 7 Claims and Class 10 Claims are not impaired under the Plan. Class 11 Interests are not impaired.

         3.3 IMPAIRMENT CONTROVERSIES. If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Class of Interests, is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, resolve such controversy.

                                   ARTICLE IV

               TREATMENT OF ADMINISTRATIVE AND PRIORITY TAX CLAIMS

         4.1 FEES OF PROFESSIONALS AND CLAIMS FOR SUBSTANTIAL CONTRIBUTION. All Professionals retained by any Debtor and any other Entities (other than any Professionals retained by the Old Indenture Trustee, which Professionals shall be paid in accordance with Section 6.4 of the Plan) requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, or 503(b) of the Bankruptcy Code for services rendered before the Confirmation Date (including, without limitation, any compensation requested by any Professional or any other Entity for making a substantial contribution in the Chapter 11 Cases shall File and serve on Reorganized PHI, the Creditors' Committee and the United States Trustee an application for final allowance of compensation and reimbursement of expenses no later than thirty (30) days after the Effective Date. Objections to applications of Professionals for compensation or reimbursement of expenses must be Filed and served on Reorganized PHI, the United States Trustee, the Creditors' Committee and the Professionals to whose application the objections are addressed, no later than fifteen (15) days after service of the related application. Reorganized PHI shall pay the amounts Allowed by Final Order of the Bankruptcy Court within ten (10) days after the date of such Order.

         4.2 ORDINARY COURSE LIABILITIES. Holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtors' business shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by Reorganized PHI pursuant to the terms and conditions of the particular transactions giving rise to such Administrative Claims without any further action by the Holders of such Claims or the need for Bankruptcy Court approval.

         4.3 ADMINISTRATIVE RECLAMATION CLAIMS. Holders of Allowed Administrative Reclamation Claims shall be paid in full in Cash on the Effective Dates or such other date as shall be approved by an order of the Bankruptcy Court.

         4.4 PRIORITY TAX CLAIMS. Unless otherwise agreed between the Holder of a Priority Tax Claim and any Debtor or Reorganized PHI, in accordance with
Section 1129(a)(9)(C) of the Bankruptcy Code, each Holder of an Allowed Priority Tax Claim shall receive, at such Debtor's or Reorganized PHI's option, as the case may be, either (i) Cash, in the full amount of such Allowed Priority Tax Claim on the Effective Date or (ii) deferred payments of Cash in the full amount of such Allowed Priority Tax Claim, payable in equal annual principal installments beginning the first anniversary of the Effective Date and ending on the earlier of the sixth anniversary of the Effective Date or the sixth anniversary of the date of the assessment of such Claim, together with interest (payable quarterly in arrears) on the unpaid balance of such Allowed Priority Tax Claim at an annual rate equal to the Treasury Rate or such other rate as may be set by the Bankruptcy Court at the Confirmation Hearing. The amount of any Allowed Priority Tax Claim for which the time for filing a return, if required, under applicable law or under any authorized extension thereof, has not expired on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (i) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, PROVIDED, HOWEVER, that the Debtors reserve the right to seek a determination by the Bankruptcy Court of the validity, amount and priority of any Priority Tax Claim under 11 U.S.C. ss.505, (ii) survive the Effective Date and consummation of the Plan as if the Chapter 11 Cases had not been commenced, and (iii) not be discharged pursuant to Section 1141 of the Bankruptcy Code.

                                    ARTICLE V

                        TREATMENT OF CLAIMS AND INTERESTS

         5.1 CLASS 1. PRIORITY CLAIMS. Class 1 Claims are unimpaired. At Reorganized PHI's option, each Holder of an Allowed Priority Claim shall be entitled to receive, in full satisfaction of such Claim, the Allowed amount of such Claim in full in Cash on the later of (i) the Effective Date, (ii) the date that such Claim becomes an Allowed Priority Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between any Debtor and the Holder of such Claim.

         5.2 CLASS 2. THE SUNTRUST CLAIMS. Allowed Class 2 Claims are unimpaired. On the Effective Date, each Holder of an Allowed Class 2 Claim shall receive in full satisfaction of its Allowed Class 2 Claim in Cash, the outstanding unpaid amount due, if any, under the SunTrust Agreements plus accrued and unpaid interest, if any, at the non-default contractual rate set forth in the SunTrust Agreements through the Effective Date, plus Allowed fees, costs and expenses, if any.

         5.3 CLASS 3. MISCELLANEOUS SECURED CLAIMS. Claims 3 Claims are unimpaired. At Reorganized PHI's option, on the Effective Date each Holder of an Allowed Miscellaneous Secured Claim shall either be treated in accordance with
Section 1124(2) of the Bankruptcy Code, or in accordance with the terms of any agreements between the Secured Creditor and any Debtor, as approved by the Bankruptcy Court.

         5.4 CLASS 4. CONVENIENCE CLAIMS. Class 4 Claims are unimpaired. On the Effective Date, each Holder of an Allowed Claim that is $2,000 or less or reduced to $2,000 or less shall receive a Cash payment equal to the lesser of $2,000 or the Allowed amount of the Claim.

         5.5 CLASS 5. OLD SENIOR SUBORDINATED NOTES CLAIMS. Class 5 Claims are impaired. On the Effective Date, each Holder of a Class 5 Claim as of the Distribution Record Date shall have an Allowed Claim equal to the face amount of its Old Senior Subordinated Notes plus unpaid accrued interest and interest on defaulted payments of interest at the default rate provided in the Old Senior Subordinated Notes Indenture and related documents through the

Petition Date, and shall receive on the Effective Date, in full satisfaction of its Allowed Class 5 Claim, its Pro Rata share of $47.5 million in Cash, $60 million principal amount of New Secured PIK Notes, and 2.65 million shares of New Class A Common Stock. In the event PHI is unable to complete an agreement with a third-party lender to purchase the New Senior Secured Notes prior to the Confirmation Date, PHI may, with the written consent of Holders of at least $167 million in principal amount of Old Senior Subordinated Notes, in lieu of the payment of up to $25 million in Cash, deliver to the Holders of Class 5 Claims up to $25 million of New Senior Secured Notes having the principal economic terms set forth in ANNEX A hereto, plus a fee totaling $625,000 Cash and 350,000 shares of New Class A Common Stock. The principal economic terms of the New Secured PIK Notes are set forth on ANNEX B hereto. In the event that the amount of any New Class A Common Stock paid to a third-party lender as partial consideration for the puchase of the New Senior Secured Notes is less than 350,000 shares of New Class A Common Stock, then the Holders of Class 5 Claims shall receive, on the Effective Date, their Pro Rata share of that undistributed New Class A Common Stock up to a total of 350,000 shares (the "Supplemental Class 5 Distribution"), and the amount of New Secured PIK Notes distributed to Class 5 shall be reduced by their Class 6 Adjustment Amount.

         5.6      CLASS 6. GENERAL UNSECURED CLAIMS.

         Each Holder of an Allowed Class 6 Claim will receive in full satisfaction of its Allowed Claim, Cash and New Secured PIK Notes having an aggregate value as a percentage of its Allowed Claim equal to the aggregate value of the consideration to be received by each Holder of an Allowed Class 5 Claim as a percentage of its Allowed Claim. The Cash component of the distribution to Class 6 shall be the same percentage of a Class 6 Holder's Allowed Claim as the Cash component of the distribution to Class 5 is as a percentage of the Allowed Claims of Holders in Class 5, counting a distribution of New Senior Secured Notes to Class 5, if any, as a Cash payment. For the purpose of calculating the Class 6 distribution, New Secured PIK Notes and New Senior Secured Notes, if any, distributed to Class 5, shall be valued at their face amounts and New Class A Common Stock shall be valued at $4.2857 per share. In the event Class 5 receives the Supplemental Class 5 Distribution, then the Holders of Class 6 Claims shall receive, on the Effective Date, their Pro Rata share of the Class 6 Adjustment Amount determined as provided in this Section 5.6.

         5.7 CLASS 7. LANDLORD SETTLEMENT AGREEMENT CLAIMS. Class 7 Claims are unimpaired. Holders of Claims arising under Landlord Settlement Agreements, whether executed prior to or subsequent to the Petition Date, shall receive the treatment provided in the Landlord Settlement Agreement, whether payment of Cash, performance by a Debtor, surrender of leasehold or other property rights, or as otherwise required, in the manner and at the time provided in a Landlord Settlement Agreement. All such Claims for payment, performance or otherwise shall be deemed Allowed unless a Final Order of the Bankruptcy Court is entered prior to the Effective Date disallowing, disapproving or unwinding a Landlord Settlement Agreement.

         5.8      CLASS 8. OLD COMMON STOCK.  Class 8 Interests are impaired.

                  (a) If both Class 5 and Class 6 accept the Plan, each Holder of an Allowed Class 8 Interest as of the Distribution Record Date shall receive on the Effective Date, in full satisfaction of its Allowed Interest, its Pro Rata share of New Warrants, PROVIDED, HOWEVER, that Holders of less than 5,450 shares of Old Common Stock will receive no distribution.

                  (b) If either Class 5 or Class 6 rejects the Plan, Holders of Class 8 Interests shall not receive or retain any property on account of their Class 8 Interests, and no New Warrants shall be issued.

         5.9 CLASS 9. CLAIMS FOR ISSUANCE OF OLD COMMON STOCK. Class 9 Claims are impaired. The Holders of Class 9 Claims shall not receive or retain any property under the Plan. All Old Employee Options and all other options or rights to acquire the Old Common Stock shall be canceled, annulled and extinguished on the Effective Date.

         5.10 CLASS 10. INTERCOMPANY CLAIMS. Class 10 Claims are unimpaired. Except as provided in Section 6.1.5 hereof, at Reorganized PHI's option, each Holder of an Allowed Class 10 Claim shall be treated in accordance with Section 1124(2) of the Bankruptcy Code.

         5.11 CLASS 11. INTERCOMPANY INTERESTS. Class 11 Interests are unimpaired. Holders of Class 11 Interests shall be treated in accordance with
Section 1124(2) of the Bankruptcy Code.

         5.12 POST-PETITION INTEREST. To the extent required by a Final Order of the Bankruptcy Court or applicable law, the aggregate distribution paid to Holders of Allowed Claims deemed to be unimpaired under the Plan shall include interest accrued thereon from the Petition Date through the Effective Date at the lower of (i) the Treasury Rate; (ii) the rate earned on the Debtors' cash investments; or (iii) the rate determined by the Bankruptcy Court.

         5.13 ALLOCATION BETWEEN PRINCIPAL AND ACCRUED INTEREST. The aggregate consideration paid to Holders in respect of their Allowed Claims shall be treated under this Plan as allocated first to the principal amount of such Allowed Claim to the extent thereof and, thereafter, to the interest, if any, accrued thereon through the Effective Date.

                                   ARTICLE VI

                         MEANS FOR EXECUTION OF THE PLAN

         6.1 IMPLEMENTATION OF PLAN.. On the Effective Date, PHI shall (i) receive $30 million in cash from the New Money Investors, the purchase price for
7.0 million shares of New Class B Common Stock; (ii) issue up to $25 million face amount of the New Senior Secured Notes to one or more third-party lenders or to the Holders of Class 5 Claims, and (iii) obtain such other financing on terms reasonably acceptable to the Debtors and the Creditors' Committee as necessary to effectuate the Plan, including, on or after the Effective Date, the proceeds from the Working Capital Facility to the extent necessary to fund the Debtors' obligations under this Plan and to operate the Reorganized Debtors. PHI shall issue the New Senior Secured Notes, the New Secured PIK Notes, the New Warrants, New Options and New Common Stock, and shall deliver cash to the entities entitled to receive distributions under this Plan.

         6.2 GENERAL CORPORATE MATTERS. Reorganized PHI and the other Reorganized Debtors shall take such action as is necessary under the laws of the State of Delaware, federal law and other applicable law to implement the terms and provisions of the Plan.

         6.2.1 CANCELLATION OF OLD SECURITIES, INSTRUMENTS AND AGREEMENTS RELATING TO IMPAIRED CLAIMS AND INTERESTS. On the Effective Date, except as otherwise provided in the Plan, all securities, instruments and agreements governing any Claims and Interests impaired hereby shall be deemed canceled and terminated, and the obligations of the Debtors relating to, arising under, in respect of or in connection with such securities, instruments and agreements shall be discharged; PROVIDED, HOWEVER, that except as otherwise provided herein, notes, securities and other evidences of Claims and Interests shall, effective upon the Effective Date, represent the right to participate, to the extent such Claims and Interests are Allowed, in the distributions contemplated by the Plan.

         6.2.2 EFFECTIVENESS OF SECURITIES, INSTRUMENTS AND AGREEMENTS. On the Effective Date, all securities, instruments and agreements entered into or issued pursuant to the Plan, including, without limitation, the Plan Documents and any security, instruments or agreements entered into in connection with any of the foregoing, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto and shall be deemed to become effective simultaneously.

         6.2.3 CORPORATE ACTION. As of the Effective Date, Reorganized PHI shall be deemed to have adopted the Amended PHI Articles and the Amended PHI By-Laws which shall thereupon become effective. Reorganized PHI shall file the Amended PHI Articles which shall, among other things, contain appropriate provisions consistent with the Plan and other Plan Documents (i) governing the authorization of the New Common Stock, (ii) prohibiting the issuance of nonvoting equity securities as required by Section 1123(a)(6) of the Bankruptcy Code, and (iii) implementing such other matters as Reorganized PHI believes are necessary and appropriate to effectuate the terms and conditions of the Plan, including, without limitation, provisions implementing the Board member election rights of the Holders of New Class A Common Stock and New Class B Common Stock. Except as otherwise specifically provided in the Plan, the adoption of the Amended PHI Articles and the Amended PHI By-Laws, the selection of directors and officers of Reorganized PHI, the distribution of Cash, the issuance and distribution of the New Senior Secured Notes, the New Secured PIK Notes, the New Common Stock, the New Warrants, and the New Stock Options, and the adoption, execution and delivery of all contracts, instruments, indentures, modifications and other agreements related to any of the foregoing, and other matters provided for under the Plan involving corporate action to be taken by or required of Reorganized PHI shall be deemed to have occurred and be effective on the Effective Date as provided herein, and shall be authorized and approved in all respects without any requirements of further action by stockholders, officers or directors of Reorganized PHI. To the extent required by law, the Board of Directors of Reorganized PHI shall take such action as may be necessary from time to time to approve the issuance of the Plan Securities and such other action, if any, as may be required to meet the requirements of the Plan, the Plan Securities or the Plan Documents.

         6.2.4 MANAGEMENT AND BOARD OF DIRECTORS. On the Effective Date, the Board of Directors of Reorganized PHI shall consist of five (5) members appointed by the New Money Investors (the "Class B Directors") and two (2) members appointed by the Creditors' Committee (the "Class A Directors"). After the Effective Date, Holders of New Class B Common Stock shall have the right to elect the five Class B Directors, and the Holders of New Class A Common Stock shall have the right to elect the two Class A Directors until repayment in full of the New Secured PIK Notes, at which time the number of Class A Directors shall be reduced to one, and thereafter the Class A Director shall be elected by the Holders of New Class A Common Stock in accordance with the terms of the Amended PHI Articles and the Amended PHI By-Laws. Robert Earl shall be the Chief Executive Officer of PHI on and after the Effective Date. Selection of a Chief Financial Officer and a Chief Operating Officer for PHI prior to or as of the Effective Date shall be subject to the consent, not to be unreasonably withheld, of the Creditors' Committee, and after the Effective Date shall be subject to the super-majority approval of at least six (6) members of Reorganized PHI's Board of Directors. Officers and directors for all of the Reorganized Debtors other than PHI shall be designated by the Board of Directors of Reorganized PHI. Except as otherwise provided herein or in any Plan Document, the members of the existing Board of Directors of PHI shall have no continuing obligations to any of the Debtors or Reorganized PHI on and after the Effective Date. At such time as there shall be no issued and outstanding shares of Class B Common Stock, all members of the Board of Directors of Reorganized PHI shall be elected by the holders of Class A Common Stock.

         6.2.5 NEW STOCK OPTIONS. On the Effective Date, PHI shall implement the New Stock Option Plan for the benefit of Post-Effective Date management and Celebrities who continue to sponsor PHI. The Stock Options issued under the New Stock Option Plan shall have a five year term, and shall be set at an exercise price equal to the fair market value of the New Class A Common Stock on the date of grant.

         6.2.6 SUBSTANTIVE CONSOLIDATION. The Plan contemplates the substantive consolidation of the Chapter 11 Cases of the Debtors into a single Case solely for purposes of confirmation, consummation and implementation of the Plan. Pursuant to the Confirmation Order, on the Confirmation Date: (i) all assets, and all proceeds thereof, and all liabilities of the Consolidated Debtors will be merged or treated as though they were merged with and into the assets and liabilities of Reorganized PHI; (ii) all Consolidated Claims and Claims among the Consolidated Debtors will receive no distribution under the Plan; (iii) any obligation of any Consolidated Debtor, and all guarantees thereof executed by one or more of the Consolidated Debtors, and any Claims filed or to be filed in connection with any such obligation and guarantee will be deemed one Claim against Reorganized PHI; (iv) each and every Claim filed in the individual Chapter 11 Case of any of the Consolidated Debtors will be deemed filed against Reorganized PHI; and (v) for purposes of determining the availability of the right of set-off under Section 553 of the Bankruptcy Code, the Consolidated Debtors shall be treated for purposes of the Plan as one entity so that, subject to the other provisions of Section 553 of the Bankruptcy Code, debts due to any of the Consolidated Debtors may be setoff against the debts of any of the Consolidated Debtors.

         6.2.7 EXTINGUISHMENT OF GUARANTEE. Except as otherwise provided in the Plan or in any Plan Documents, or in executory contracts or leases assumed by the Debtors, on the Effective

Date, all Claims based upon guarantees of collection, payment or performance made by any of the Debtors as to the obligations of each other, including, without limitation, the Leasehold Guarantees, shall be discharged, released and of no further force and effect.

         6.2.8 CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED PHI AND THE OTHER REORGANIZED DEBTORS. PHI shall continue to exist on and after the Effective Date as Reorganized PHI, a duly organized Delaware corporation, with all the rights and powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under Delaware law, subject to the terms and provisions of this Plan and the Confirmation Order. The other Reorganized Debtors shall continue to exist on and after the Effective Date as duly organized entities within the state of their incorporation or organization, unless otherwise determined by PHI or Reorganized PHI. Except as otherwise provided in the Plan, on or after the Effective Date, all property of the Consolidated Estates, and any property and assets acquired by the Debtor or the Reorganized Debtors under any provisions of the Plan, shall vest in the Reorganized Debtors, free and clear of any and all Claims, Liens, charges and other Encumbrances. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property or assets and compromise or settle any Claims against them without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professional fees, disbursements, expenses or related support services without application to the Bankruptcy Court, except as otherwise provided in Section
14.3 of the Plan.

         6.3      DISTRIBUTION.

         6.3.1 GENERALLY. Except as otherwise provided in the Plan, any distribution required by the Plan to be made on the Effective Date in respect of a Claim or Interest that is Allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than the later to occur of: (i) 45 days after the Effective Date or (ii) the date on which such Claim or Interest becomes Allowed and any other conditions to distribution with respect to such Claim or Interest shall have been satisfied.

         6.3.2 DISTRIBUTIONS TO THE HOLDER OF SUNTRUST CLAIMS. Any cash payment required to be made on the Sun Trust Claims shall be delivered by PHI to Sun Trust on the Effective Date conditioned on the delivery by Sun Trust of executed releases of Liens, guarantees and cash collateral including any necessary mortgage satisfactions, UCC Terminations Statements or other documents reasonably requested by PHI.

         6.3.3 DISTRIBUTIONS TO HOLDERS OF OLD SENIOR SUBORDINATED NOTES CLAIMS. All distributions provided for in the Plan on account of Old Senior Subordinated Notes Claims will be made to the Old Indenture Trustee for further distribution to individual Holders of Old Senior Subordinated Notes Claims. Any such distribution made by the Old Indenture Trustee will be made pursuant to the Old Senior Subordinated Notes Indenture. Notwithstanding any provision in the Plan to the contrary, the Old Senior Subordinated Notes Indenture will continue in effect to the extent necessary to allow the Old Indenture Trustee to receive and make distributions pursuant to the Plan on account of Old Senior Subordinated Notes Claims. Any actions taken by the Old Indenture Trustee on or after the Effective Date that are not for this purpose will be null and void as against the Debtors and Reorganized PHI, and Reorganized PHI will have no obligations to the Old Indenture Trustee for any fees, costs or expenses incurred in connection with any such actions.

         6.3.4 DISTRIBUTIONS TO HOLDERS OF OTHER CLAIMS AND INTERESTS. Reorganized PHI will make all distributions required under the Plan, except for distributions made by the Old Indenture Trustee. Reorganized PHI may employ or contract with other Entities including but not limited to the Old Stock Transfer Agent to assist it in making the distributions required by the Plan.

         6.3.5 COMPENSATION FOR SERVICES RELATED TO DISTRIBUTION. In consideration for providing services related to distributions pursuant to the Plan, the Old Indenture Trustee and any other Entity employed by Reorganized PHI, as the case may be, will receive from Reorganized PHI without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with Reorganized PHI and will not be deducted from distributions to be made pursuant to the Plan to Holders of Allowed Claims and Allowed Interests.

         6.3.6 DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.

                  (a) Distributions to Holders of Allowed Claims and Holders of Allowed Interests will be made as follows: (a) with respect to Old Senior Subordinated Notes Claims by the Old Indenture Trustee, in accordance with the applicable Old Senior Subordinated Notes Indenture, (b) with respect to all other Allowed Claims, by Reorganized PHI (i) at the addresses set forth on the respective proofs of Claim Filed by Holders of such Claims; (ii) at the addresses set forth in any written notices of address change delivered to Reorganized PHI after the Bar Date; (iii) at the addresses reflected in the applicable Debtor's records if no proof of Claim has been Filed and Reorganized PHI has not received a written notice of a change of address, and (c) with respect to Allowed Class 8 Interests by Reorganized PHI at the addresses for record holders supplied by the Old Stock Transfer Agent or by PHI as of the Distribution Record Date.

                  (b) If any distribution to a Holder of a Class 5 Claim is returned to the Old Indenture Trustee as undeliverable (an "Undeliverable Class 5 Distribution"), no further distributions will be made to that Holder until the Old Indenture Trustee is notified in writing of such Holder's then current address. If a Holder of Old Senior Subordinated Notes is not entitled to a distribution under the Old Senior Subordinated Notes Indenture, the Plan, or any order of the Bankruptcy Court, such distribution shall be treated as an Undeliverable Class 5 Distribution. Any such Undeliverable Class 5 Distributions will be held by the Old Indenture Trustee until they become deliverable, or one year from the Effective Date, whichever is earlier. After one year from the Effective Date, the Old Indenture Trustee may redistribute the Undeliverable Class 5 Distributions to other claimants receiving Class 5 distributions, on a pro rata basis. Any such distribution shall not alter the calculation of the aggregate value distributable to Class 5 for purposes of calculating the distribution to Class
6. If the Undeliverable Class 5 Distributions are so small as to make it unduly burdensome to distribute them to other claimants, the Old Indenture Trustee will return the Undeliverable Class 5 Distributions to Reorganized PHI.

                  (c) If any distribution to any other Holders of Allowed Claims or Allowed Interests is returned as undeliverable, no further distributions will be made to such Holders until Reorganized PHI or its distribution agents are notified in writing of such Holder's then current address.

                  (d) Undeliverable Cash (including dividends or other distributions on account of undeliverable New Common Stock) will be held in segregated bank accounts in the name of Reorganized PHI for the benefit of the potential claimants of such funds. Undeliverable Cash will be invested by Reorganized PHI in a manner consistent with Reorganized PHI's investment and deposit guidelines. Subject to paragraph 6.3.6(b) above, undeliverable Plan Securities will be held by Reorganized PHI for the benefit of the potential claimants of such securities. Any Holder of an Allowed Claim or an Allowed Interest that does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by Reorganized PHI or the Old Indenture Trustee, as the case may be, within one year after the Effective Date will have its claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against the Debtors, Reorganized PHI, the other Reorganized Debtors or their respective property. In such case, subject to paragraph 6.3.6(b) above, (i) any Cash held for distribution on account of such claims for undeliverable distributions (including Cash interest, maturities, dividends and other distributions on undelivered Plan Securities, as the case may be) shall be property of Reorganized PHI, free of any restrictions thereon (except as otherwise provided in any Plan Document); (ii) any New Secured PIK Notes held for distribution on account of such claims for distribution shall be canceled and of no further force or effect; and (iii) any New Common Stock held for distribution on account of such claims for distribution shall either be canceled or held as treasury shares as Reorganized PHI may determine is appropriate.

                  (e) Pending the distribution of the New Common Stock, Reorganized PHI will cause all of the New Common Stock held by it for distribution under the Plan to be: (i) represented in person or by proxy at each meeting of the stockholders of Reorganized PHI; and (ii) voted proportionately with the votes cast with respect to New Class A Common Stock, by the other holders of New Class A Common Stock taken as a whole, and with respect to New Class B Common Stock, by the other holders of New Class B Common Stock taken as a whole.

         6.3.7    DISTRIBUTION RECORD DATE.

                  As of the close of business on the Distribution Record Date, the respective transfer registers for the Old Securities (as applicable) will be closed, and Reorganized PHI, the Old Indenture Trustee, the Old Stock Transfer Agent and their respective agents will have no obligation to recognize the transfer of any Old Securities occurring after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

         6.3.8 MEANS OF CASH PAYMENTS. Except as otherwise specified herein, Cash payments made pursuant to the Plan will be in U.S. dollars by checks drawn on a domestic bank selected by Reorganized PHI, or by wire transfer from a domestic bank, at the option of Reorganized PHI.

         6.3.9    FRACTIONAL PLAN SECURITIES.

                  (a) Notwithstanding any other provisions of the Plan, principal amounts of the New Secured PIK Notes or the New Senior Secured Notes will be issued only in denominations of $1,000 and integral multiples thereof. When any distribution on account of an Allowed Claim would otherwise result in the issuance of New Secured PIK Notes or the New Senior Secured Notes with an aggregate principal amount that is not an integral multiple of $1,000, the actual distribution of such notes will be rounded to the next higher or lower integral multiple of $1,000, as follows: (a) aggregate principal amounts that exceed an integral multiple of $1,000 by $500 or more will be rounded to the next higher integral multiple of $1,000 and (b) aggregate principal amounts that exceed an integral multiple of $1,000 by less than $500 will be rounded to the next lower integral multiple of $1,000. If, as a result of such rounding, the sum of such principal amounts differs from the aggregate principal amount of such New Secured PIK Notes or the New Senior Secured Notes specified to be distributed pursuant to the Plan, as applicable, the aggregate principal amount of the New Secured PIK Notes or the New Senior Secured Notes so specified to be distributed pursuant to the Plan will be adjusted upward or downward to provide for the distribution of the applicable New Secured PIK Notes or the New Senior Secured Notes in an aggregate principal amount equal to such sum. No consideration will be provided in lieu of principal amounts that are rounded down.

                  (b) Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock, and whole numbers of New Warrants and New Options will be issued. When any distribution on account of an Allowed Claim or an Allowed Interest would otherwise result in the issuance of a number of shares of New Common Stock or a number of New Warrants or New Options that is not a whole number, the actual distribution of shares of such stock, warrants or options will be rounded to the next higher or lower whole number as follows: (i) fractions equal to or greater than 2 will be rounded to the next higher whole number and (ii) fractions less than 2 will be rounded to the next lower number. The total number of shares of New Common Stock, New Warrants or New Options specified to be distributed to a Class of Claims or Interests will be adjusted as necessary to account for the rounding provided for herein. If, as a result of such rounding, the amount of shares of New Common Stock or the amount of New Warrants to be distributed to a particular Class differs from the aggregate number of shares of New Common Stock, New Warrants or New Options specified to be distributed pursuant to the Plan to that Class, the aggregate number of shares of New Common Stock or the amount of New Warrants or New Options specified with respect to such Class will be adjusted upward or downward to provide for the appropriate distribution of New Common Stock, New Warrants or New Options, as the case may be. No consideration will be provided in lieu of fractional shares, warrants or options that are rounded down. In addition, notwithstanding the foregoing, no de minimis distribution shall be made as provided in Section 14.17 of this Plan.

         6.3.10   SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES.

                  (a) As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or an Allowed Interest evidenced by the notes, instruments, securities or other documentation canceled pursuant to the Plan, the Holder of such Claim or Interest must tender the applicable notes, instruments, securities or other documentation evidencing such Claim or Interest to Reorganized PHI or its designated agent, or the Old Indenture Trustee, as applicable. Any Cash or Plan Securities to be distributed pursuant to the Plan on account of any such Claim or Interest will, pending such surrender, be treated as an undeliverable distribution pursuant to Section 6.3.6 hereof.

                  (b) Except as provided in Section 6.3.10(c) hereof, each Holder of an Allowed Claim or an Allowed Interest will tender its Old Security to Reorganized PHI or its designated agent or the Old Indenture Trustee, as applicable, together with a letter of transmittal to be provided to such Holder by Reorganized PHI or its designated agent, or the Old Indenture Trustee as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the Holder of the applicable Old Security to act and the authenticity of any signatures required thereon. All surrendered Old Securities will be marked as canceled by Reorganized PHI or its designated agent, or the Old Indenture Trustee, as applicable, and delivered to Reorganized PHI.

                  (c) In addition to any requirements under the applicable Old Indenture, any Holder of a Claim or Interest evidenced by an Old Security that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Old Security, deliver to Reorganized PHI or its designated agent or the Old Indenture Trustee, as applicable: (i) evidence satisfactory to such Entity of such loss, theft, mutilation or destruction and (ii) such security or indemnity as may be required by such Entity to hold such Entity harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Old Security. Upon compliance with this Section 6.3.10(c) by a Holder of a Claim or an Interest evidenced by an Old Security, such Holder will, for all purposes under the Plan, be deemed to have surrendered an Old Security.

                  (d) Any Holder of an Old Security that fails to surrender or be deemed to have surrendered such Old Security within one year after the Effective Date will have its claim for a distribution pursuant to the Plan on account of such Old Security discharged and will be forever barred from asserting any such claim against the Debtors, Reorganized PHI, the other Reorganized Debtors or their respective property.

         6.3.11 SETOFF. Reorganized PHI may, but shall not be required to, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, claims of any nature that the Debtors or Reorganized PHI may have against the Holder of such Allowed Claim; PROVIDED, HOWEVER, that neither the failure to effect such a setoff nor the allowance of any Claim against the Debtors or Reorganized PHI shall constitute a waiver or release by the Debtors or Reorganized PHI of any claim that the Debtors or Reorganized PHI may possess against such Holder.

         6.4 INDENTURE TRUSTEE CHARGING LIENS. In full satisfaction of Allowed Claims secured by Indenture Trustee Charging Liens, the Old Indenture Trustee will receive from Reorganized PHI Cash equal to the amount of such Claims, and any Indenture Trustee Charging Liens will be released. Distributions received by Holders of Allowed Claims pursuant to the Plan will not be reduced on account of payment of Allowed Claims secured by Indenture Trustee Charging Liens. Notwithstanding any other provisions of the Plan, upon: (a) submission of appropriate documentation to Reorganized PHI regarding fees and expenses incurred by the Old Indenture Trustee in connection with the Chapter 11 Cases through the Effective Date that are secured by an Old Indenture Trustee Charging Lien and (b) the failure of Reorganized PHI to object on the grounds of reasonableness, as determined under the terms of the applicable Old Senior Subordinated Notes Indenture, to the payment of such fees and expenses within 20 Business days after receipt of such documentation, the Old Indenture Trustee will be deemed to hold an Allowed Claim for such fees and expenses, which Reorganized PHI will pay in Cash within 30 Business Days after the receipt of the documentation regarding the fees and expenses of such Old Indenture Trustee, without further Bankruptcy Court approval.

         6.5 RETIREE BENEFITS. On and after the Effective Date, to the extent required by Section 1129(a)(13) of the Bankruptcy Code, Reorganized PHI shall continue to pay all retiree benefits (if any), as the term "retiree benefits" is defined in Section 1114(a) of the Bankruptcy Code, maintained or established by the Debtors prior to the Confirmation Date.

         6.6      EXEMPTIONS FROM SECURITIES LAWS AND REGISTRATION RIGHTS.

                  (a) The Confirmation Order shall provide that the offer and sale of the Plan Securities are exempt from registration pursuant to Section 1145(a) of the Bankruptcy Code and that the Plan Securities may be resold by the holders thereof without restriction, except to the extent that any such holder is deemed to be an "underwriter," as defined in Section 1145(b)(1) of the Bankruptcy Code with respect to the Plan Securities.

                  (b) Reorganized PHI, the New Money Investors and certain other holders of Plan Securities, if any, who may be deemed to be "underwriters" as defined in Section 1145(b)(1) of the Bankruptcy Code with respect to the Plan Securities shall enter into a Registration Rights Agreement, substantially in the form filed as Exhibit "12" to this Plan at or prior to the Confirmation Hearing. The Registration Rights Agreement requires Reorganized PHI to use its reasonable best efforts to file within 45 days after the Effective Date, or such longer time as may be required to prepare the necessary financial statements, at its expense, a "shelf" registration statement (the "Shelf Registration Statement"), and to have the Shelf Registration Statement declared effective as soon as practicable after such filing and to keep the Shelf Registration Statement continuously effective until the second anniversary date of the effective date thereof. No securities other than the New Common Stock, the New Secured PIK Notes and the New Warrants, in each instance held by the New Money Investors or an Entity deemed to be an "underwriter" under Section 1145(b)(1) of the Bankruptcy Code, shall be included in the Shelf Registration Statement. Reorganized PHI shall also, if necessary, supplement or make amendments to the Shelf Registration Statement to the extent necessary to keep the Shelf Registration Statement effective as aforesaid.

                                   ARTICLE VII

                       ACCEPTANCE OR REJECTION OF THE PLAN

         7.1      CLASSES ENTITLED TO VOTE. Only Holders of an Allowed
Claim in Class 5 or Class 6 under the Plan shall be entitled to vote separately to accept or reject the Plan. Each Holder of a Claim or Interest in a Class of Claims or Interests which is unimpaired under the Plan, including Class 1, Class 2, Class 3, Class 4, Class 7, Class 10 and Class 11 shall be presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Classes 8 and 9 shall be presumed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

         7.2 CLASS ACCEPTANCE REQUIREMENT. An impaired Class of Claims shall have accepted the Plan if (i) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in dollar amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

         7.3 CONFIRMATION NOTWITHSTANDING REJECTION OF PLAN BY AN IMPAIRED CLASS. If any impaired Class or Classes of Claims or Interests shall not accept the Plan, the Debtors request that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code. In addition, the Debtors reserve the right to modify the Plan pursuant to the provisions of Section 14.13 of the Plan to provide treatment sufficient to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Class or Classes not accepting the Plan and, in particular, the treatment necessary to meet the minimum requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to the rejecting Classes and any other Classes affected by such modifications; PROVIDED, HOWEVER, that the Debtors shall not modify the Plan to
(i) reduce the distributions to be made to any of Classes 1, 2, 3, 4, 5, 6, 7, 10 or 11; or (ii) increase the distributions to be made to any Class, without first having obtained the consent of the Creditors' Committee.

                                  ARTICLE VIII

                     PROCEDURE FOR RESOLVING DISPUTED CLAIMS

         8.1 UNIMPAIRED CLAIMS GENERALLY. The amount of any Allowed Unimpaired Claim including the rights, if any, of the Holder of any such Claim that has properly Filed a proof of Claim on or prior to the Bar Date, or any other date determined by the Bankruptcy Court with respect to such Claim, to payment in respect thereof shall (a) be determined, (i) in the event that no objection to, or request for estimation with respect to, such Claim is Filed in accordance with Section 8.3 hereof, by any court of competent jurisdiction other than the Bankruptcy Court in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved and adjudicated if these Chapter 11 Cases had not been commenced or (ii) in the event that an objection to, or request for estimation with respect to, such Claim is Filed in accordance with Section 8.3 hereof, by the Bankruptcy Court, (b) except as otherwise provided in Section 8.1(a)(ii) hereof, survive the Effective Date and consummation of the Plan as if the Chapter 11 Cases had not been commenced, and
(c) not be discharged pursuant to Section 1141 of the Bankruptcy Code. In order to carry out the foregoing provisions of the Plan, the Debtors, Reorganized PHI and the Holders of Unimpaired Claims that have properly Filed a proof of Claim on or prior to the Bar Date, shall have, among other rights and obligations, the following rights and obligations:

         8.1.1 DEBTOR ACTIONS; RESERVATION OF RIGHTS. Except to the extent that an objection to, or a request for estimation with respect to an Unimpaired Claim has been filed in accordance with Section 8.3 hereof, the Holder of such Claim shall be entitled, after the Effective Date, to commence any action or proceeding against Reorganized PHI, or to continue any action or proceeding against any of the Debtors, to determine the amount of its Claim in any court of competent jurisdiction.

         8.1.2 CREDITOR ACTIONS. The Debtors or Reorganized PHI, as the case may be, may at any time before or after the Confirmation Date and before or after the Effective Date, dispute, defend against or otherwise oppose, in accordance with bankruptcy or nonbankruptcy law, any such Unimpaired Claim (other than any such Claim to the extent allowed by Final Order of the Bankruptcy Court or the Confirmation Order) without taking any formal action either in or out of court (except as otherwise required by bankruptcy or nonbankruptcy law). Reorganized PHI shall retain, in addition to all claims, rights and causes of action retained by Reorganized PHI pursuant to Section 14.5 of the Plan, all defenses, at law or in equity, to any and all Unimpaired Claims (other than any such Claim to the extent allowed by Final Order of the Bankruptcy Court or the Confirmation Order).

         8.2 REJECTION CLAIMS. Any Rejection Claim not barred pursuant to the provisions of Section 9.2 of the Plan shall be an Allowed Claim in the amount set forth in the Filed proof of Claim evidencing such Claim unless an objection is Filed to such Claim not later than sixty (60) days after the Effective Date or such later time ordered by the Bankruptcy Court without need for notice and hearing. Upon the Filing of any such objection, the amount of the Allowed Rejection Claim, if any, shall be determined by the Bankruptcy Court unless it shall have sooner become an Allowed Claim.

         8.3 DISPUTED CLAIMS. The amount of any Claim which is a Disputed Claim and the rights of the Holder of such Claim, if any, to payment in respect thereof shall be determined by the Bankruptcy Court, unless it shall have sooner become an Allowed Claim. Unless otherwise ordered by the Bankruptcy Court, all objections to Claims (other than as provided in Section 4.1 hereof) and Interests shall be Filed and served upon the Holder of such Claim or Interest no later than sixty (60) days after the Effective Date; PROVIDED, HOWEVER, that, unless otherwise ordered by the Bankruptcy Court, any of the Debtors, or Reorganized PHI shall be entitled to File an objection to any Claim Filed after the Bar Date, including, without limitation, any Claim Filed by a governmental unit pursuant to Section 502(b)(9) of the Bankruptcy Code, on or prior to the later of (i) sixty (60) days after the Effective Date and (ii) sixty (60) days after the service of such Claim on any of the Debtors or Reorganized PHI.

         8.4 AUTHORITY TO OPPOSE CLAIMS. On and after the Effective Date, except as the Bankruptcy Court may otherwise order, Reorganized PHI shall have the exclusive right to make, prosecute and settle any objections to Claims or Interests.

         8.5 TREATMENT OF DISPUTED CLAIMS AND DISPUTED INTERESTS. Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of a Disputed Claim until such Claim or Interest becomes an Allowed Claim or an Allowed Interest, as the case may be.

                                   ARTICLE IX

                               EXECUTORY CONTRACTS

         9.1 GENERAL TREATMENT. If the Effective Date occurs, all executory contracts and unexpired leases of the Debtors designated for assumption under the Plan, or at or prior to the Confirmation Hearing, shall be assumed by Reorganized PHI or the applicable other Reorganized Debtor as of the Confirmation Date. All other executory contracts or unexpired leases shall be deemed rejected as of the Confirmation Date.

         9.2 BAR TO REJECTION DAMAGES. If the rejection of an executory contract or unexpired lease by the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not previously evidenced by a Filed proof of Claim or barred by a Final Order, shall be forever barred and shall not be enforceable against the Debtors, Reorganized PHI, the other Reorganized Debtors or their properties or agents, successors, or assigns, unless a proof of Claim relating thereto is Filed with the Bankruptcy Court within thirty (30) days after the later of (i) the entry of a Final Order authorizing such rejection and (ii) the Effective Date, or within such shorter period as may be ordered by the Bankruptcy Court.

         9.3 CURE OF DEFAULTS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Each executory contract and unexpired lease to be assumed pursuant to the Plan shall be reinstated and rendered unimpaired in accordance with Sections 1124(2) and 365(b)(1) of the Bankruptcy Code, or in accordance with the applicable Landlord Settlement Agreement or any other agreement that is approved by the Bankruptcy Court. In connection therewith, the Debtors shall cure or provide adequate assurance that they will cure any monetary default (other than of the kind specified in Section 365(b)(2) of the Bankruptcy Code), by payment of the default amount in Cash on the Effective Date (or on such other terms as the parties to such executory contract or unexpired lease may otherwise agree), compensate, or provide adequate assurance that the Debtors will promptly compensate parties other than the Debtors to such contract or lease for any actual pecuniary loss to such parties resulting from such default, and provide adequate assurance of future performance under such contract or lease. In the event of a dispute regarding: (i) the amount of any cure payments, (ii) the ability of Reorganized PHI, the other Reorganized Debtors or any of their assignees to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments or performance required by

Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

                                    ARTICLE X

                       CONDITIONS TO CONFIRMATION AND THE
                        OCCURRENCE OF THE EFFECTIVE DATE

         10.1 CONDITIONS TO CONFIRMATION. Confirmation of this Plan is conditioned upon the occurrence of the following, or waiver of the following, conditions jointly by the Debtors and the Creditors' Committee:

                  (a) PHI shall have Filed with the Bankruptcy Court a fully-executed agreement with the New Money Investors for the acquisition of New Class B Common Stock on terms consistent with this Plan;

                  (b) PHI shall have Filed with the Bankruptcy Court a fully-executed agreement for the acquisition by (one or more third parties) of the New Senior Secured Notes for up to $25 million on terms consistent with this Plan or evidence of other financing as necessary to implement the Plan on terms acceptable to the Debtors and the Creditors= Committee, or shall have obtained the necessary consents to issue the New Senior Secured Notes to the Holders of Class 5 Claims;

                  (c) The Plan shall have been accepted by not less than two-thirds in amount and a majority in number of the holders of the Claims in Class 5 (Old Senior Subordinated Notes) entitled to vote and that do vote on the Plan;

                  (d) A Confirmation Order in form and substance acceptable to the Debtors and the Creditors' Committee shall have been Filed with and signed by the Bankruptcy Court; and

                  (e) No material alterations to the Plan as Filed shall be required by the Bankruptcy Court, unless consented to by the Debtors.

         10.2 CONDITIONS TO THE OCCURRENCE OF THE EFFECTIVE DATE. This Plan shall not be consummated and the Effective Date shall not occur unless and until each of the following conditions have been satisfied or, if waivable, waived jointly by the Debtors and the Creditors' Committee:

                  (a) All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall have been paid;

                  (b) The provisions of the Plan and all exhibits thereto shall be reasonably satisfactory to the Debtors and the Creditors' Committee;

                  (c)      The Confirmation Order shall have become a Final
Order; and

                  (d) All actions and documents necessary to implement the provisions of this Plan shall have been effected, executed or duly provided for in a manner reasonably satisfactory to the Debtors and the Creditors' Committee.

                                   ARTICLE XI

                EFFECTS OF CONFIRMATION AND EFFECTIVENESS OF PLAN

         11.1 DISCHARGE OF CLAIMS. Except as otherwise provided herein or in the Confirmation Order, on the Effective Date: (i) the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims of any kind, nature, or description whatsoever against the Debtors, any of their assets or properties or any property dealt with under the Plan to the extent permitted by Section 1141 of the Bankruptcy Code; (ii) all existing Claims against the Debtors shall be and shall be deemed to be discharged; (iii) all obligations of the Debtors, directly or as guarantors, under the SunTrust Agreements and the Old Senior Subordinated Notes Indenture, shall be deemed released, discharged and satisfied; and (iv) all Holders of Claims and Interests shall be precluded from asserting against the Debtors, any of their assets or properties, or any property dealt with under the Plan, any other or further Claim based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not such Holder Filed a proof of Claim.

         11.2 DISCHARGE OF DEBTORS. Except as otherwise provided herein, any consideration distributed to Creditors under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever against the Debtors or any of their assets or properties; and, except as otherwise provided herein, upon the Effective Date, the Debtors shall be deemed discharged and released to the extent permitted by Section 1141 of the Bankruptcy Code from any and all Claims, including but not limited to demands and liabilities that arose before the Confirmation Date, and all debts of the kinds specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based upon such debt is Filed or deemed Filed under Section 501 of the Bankruptcy Code; or (ii) the Holder of a Claim based upon such debt has accepted the Plan. Except as provided herein and therein, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors. As provided in Section 524 of the Bankruptcy Code, such discharge shall void any judgment against the Debtors at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the commencement or continued prosecution of any action against the Debtors, Reorganized PHI, the other Reorganized Debtors, or any of their respective properties, to the extent it relates to a Claim discharged.

         11.3 SURVIVAL OF INDEMNIFICATION CLAIMS AND OBLIGATIONS. Notwithstanding any other provision of this Plan, all obligations of the Debtors or any Foreign Subsidiary or Domestic Subsidiary to indemnify or hold harmless current or former officers or directors of any of the Debtors, or the Old Indenture Trustee, and all Claims of such officers, directors or the Old Indenture Trustee, under the by-laws of such Debtor, the Old Senior Subordinated Notes

Indenture or other applicable law, corporate documents or agreements shall expressly survive Confirmation of the Plan and be binding on and enforceable against Reorganized PHI irrespective of whether indemnification is owed in connection with an event occurring before, on or after the Petition Date.

         11.4 TERMINATION OF CLAIMS OF CONTRACTUAL SUBORDINATION AGAINST HOLDERS OF OLD SENIOR SUBORDINATED NOTES CLAIMS. Provided that (i) the Bankruptcy Court shall have entered the Confirmation Order and (ii) the Effective Date shall have occurred, all rights, actions or causes of action between or among Holders of "senior indebtedness" (as defined in the Old Senior Subordinated Notes Indenture) and Holders of Old Senior Subordinated Notes Claims based upon any claimed right to contractual subordination shall be satisfied, terminated, void and of no further force or effect as of the Effective Date so that, notwithstanding any such rights, actions or causes of action, each Holder of Old Senior Subordinated Notes Claims shall have the rights and benefits of the distributions provided in this Plan.

                                   ARTICLE XII

                            RELEASES AND INJUNCTIONS

         12.1 RELEASES. On the Effective Date, Reorganized PHI and the other Reorganized Debtors shall be deemed to release unconditionally, and hereby are deemed to release unconditionally on such date (i) each present or former officer, director, shareholder, employee, consultant, attorney, accountant and other representatives of the Debtors, the Domestic Subsidiaries and the Foreign Subsidiaries, PROVIDED, HOWEVER, that in no event shall the Reorganized Debtors be deemed to have released any Releasee that asserts a Disputed Claim against the Debtors or the Reorganized Debtors from any claim, counter claim, defense or offset that may be asserted in connection with such claim; (ii) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee each consultant, attorney, accountant or other representative or member (and each of such member's respective officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives) of the Creditors' Committee, and (iii) the Holders of Old Senior Subordinated Notes Claims that are or were at any time members of the Unofficial Noteholders' Committee and, solely in their capacity as representatives of such Holders, each of such Holder's respective officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives as well as attorneys and financial advisors to the Unofficial Noteholders' Committee, and their officers, directors, shareholders and employees (the Entities specified in clauses (i), (ii) and (iii) are referred to collectively as the "Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Chapter 11 Cases or the Plan, except that no Releasees shall be released from acts or omissions which are the result of gross negligence or willful misconduct.

                  On the Effective Date, each Holder of a Claim shall be deemed to have released unconditionally, and hereby is deemed to release unconditionally on such date, the Releasees, from any and all rights, claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever which any such Holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or before the Effective Date in any way relating to Reorganized PHI, the other Reorganized Debtors, the Chapter 11 Cases or the Plan, except that no Releasees shall be released from acts or omissions which are the result of gross negligence or willful misconduct.

                  If and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, then the Debtors reserve the right to amend the Plan so as to give effect as much as possible to the foregoing releases, or to delete them.

         12.2 NO LIABILITY FOR SOLICITATION OR PARTICIPATION. As specified in Section 1125(e) of the Bankruptcy Code, Entities that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation or participation, for violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of securities in connection therewith.

         12.3 LIMITATION OF LIABILITY. Neither the Debtors, Reorganized PHI, the other Reorganized Debtors, nor any of their respective employees, officers, directors, agents, or representatives, nor any Professionals employed by any of them, nor the Creditors' Committee or any of its members, agents, representatives, or professional advisors, shall have or incur any liability to any Entity for any act taken or omission made in good faith in connection with or related to formulating, implementing, confirming or consummating the Plan, or any contract, instrument, release, or other agreement or document created in connection with the Plan.

         12.4 GENERAL INJUNCTION. Except as provided herein or in the Confirmation Order, from and after the Effective Date, all Entities who received or are Holders of Plan Securities and all Holders of Claims against the Estates are permanently restrained and enjoined after the Confirmation Date (i) from commencing, continuing, or taking any act, to enforce against any of the Debtors or any Foreign Subsidiary or Domestic Subsidiary or any officer, director or employee of any of the Debtors any right, claim or cause of action arising under or related to any Old Security or any claim from enforcing, attaching, collecting or recovering by any manner or means, any judgment, award, decree or order against any Debtor or any Foreign Subsidiary or Domestic Subsidiary or any right, claim or cause of action arising under or related to any Old Security or any claim, (ii) from creating, perfecting or enforcing any encumbrance of any kind against any Debtor or any Foreign Subsidiary or Domestic Subsidiary or any right, claim or cause of action arising under or related to any Old Security or any claim, (iii) from asserting any setoff, right of subrogation, indemnification, contribution or recoupment of any kind against any obligation due any Debtor or any Foreign Subsidiary or Domestic Subsidiary, or any right, claim or cause of action arising under or related to any Old Security or any claim, and (iv) from performing any act, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan and orders of the Bankruptcy Court; PROVIDED, HOWEVER, that each Holder of a Claim may, to the extent permitted by and in accordance with the provisions of the Plan, commence or continue any action or proceeding to determine the amount of its Claim in the Bankruptcy Court or any other court of competent jurisdiction, and all Holders of Claims shall be entitled to enforce their rights under the Plan and the Plan Documents.

         12.5 SECTION 346 INJUNCTION. In accordance with Section 346 of the Bankruptcy Code, for purposes of any state or local law imposing a tax, income will not be realized by the Estates, the Debtors or Reorganized PHI by reason of the forgiveness or discharge of indebtedness resulting from the Chapter 11 Cases. As a result each state or local taxing authority is permanently enjoined and restrained, after the Confirmation Date, from commencing, continuing or taking any act to impose, collect or recover in any manner any tax against any Debtor, Reorganized PHI or the other Reorganized Debtor, arising by reason of the forgiveness or discharge of indebtedness of any such Entity under the Plan.

                                  ARTICLE XIII

                            RETENTION OF JURISDICTION

         13.1 SCOPE OF JURISDICTION. Pursuant to Sections 1334 and 157 of Title 28 of the United States Code, notwithstanding occurrence of the Effective Date or substantial consummation of the Plan, the Bankruptcy Court shall retain and have jurisdiction from and after the Confirmation Date of all matters arising in, arising under, and related to the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  13.1.1 To hear and determine any and all adversary proceedings, applications or contested matters pending on the Effective Date or brought after the Effective Date including, but not limited to, Avoidance Actions, if any;

                  13.1.2 To hear and determine any and all applications for substantial contribution and for compensation and reimbursement of expenses Filed in accordance with the Plan;

                  13.1.3 To hear and determine Rejection Claims, disputes arising from the assumption and assignment of executory contracts and unexpired leases, and Disputed Claims which are Impaired Claims or which are held by Holders of Unimpaired Claims;

                  13.1.4   To hear and determine, pursuant to the provisions of
Section 505 of the Bankruptcy Code, all issues related to the liability of a Debtor for any tax incurred prior to the Effective Date;

                  13.1.5 To enforce the provisions of the Plan and to determine any and all disputes under the Plan;

                  13.1.6 To enter and implement such orders as may be appropriate in the event Confirmation is for any reason stayed, reversed, revoked, modified or vacated;

                  13.1.7 To modify any provision of the Plan to the extent permitted by the Bankruptcy Code and to correct any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan;

                  13.1.8 To enter such orders as may be necessary or appropriate in furtherance of consummation and implementation of the Plan;

                  13.1.9 To determine the allowance of Claims and Interests as provided in the Plan; and

                  13.1.10  To enter an order closing the Chapter 11 Cases.

         13.2 FAILURE OF THE BANKRUPTCY COURT TO EXERCISE JURISDICTION. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, this Article XIII shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         14.1 COMPLIANCE WITH TAX REQUIREMENTS. In connection with the Plan, the Debtors, Reorganized PHI, the other Reorganized Debtor, the Collateral Agent, and the Old Indenture Trustee shall comply with all applicable withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements. Creditors may be required to provide certain tax information as a condition to receipt of distributions pursuant to the Plan. Notwithstanding any other provision of the Plan, each Entity receiving a distribution pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.

         14.2 DISCHARGE OF OLD INDENTURE TRUSTEE. Subsequent to the performance of the Old Indenture Trustee, or its agents, of their duties and obligations under the provisions of the Plan and the Confirmation Order, if any, and under the terms of the Old Senior Subordinated Notes Indenture, such Old Indenture Trustee and its agents shall be relieved, discharged and released from all obligations, claims, rights, demands and causes of action associated with or arising from such Old Senior Subordinated Notes Indenture. The Confirmation Order shall enjoin from and after the Effective Date the prosecution, whether directly, derivatively or otherwise, of any claim, debt, right, cause of action or liability released or to be released pursuant to this Section 14.2.

         14.3 POST-EFFECTIVE DATE FEES AND EXPENSES OF PROFESSIONALS. Reorganized PHI shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court (except as may be required by Section 1129(a)(4) of the Bankruptcy Code), pay the reasonable fees and reasonable expenses of the Professionals related to implementation and consummation of the Plan that are incurred after the Effective Date; PROVIDED, HOWEVER, that no such fees and expenses shall be paid except upon receipt by Reorganized PHI of a detailed written invoice from the Professional seeking compensation and expense reimbursement and PROVIDED, FURTHER, HOWEVER, that Reorganized PHI may, within ten (10) business days after receipt of an invoice for fees and expenses, object to some or all of any such invoice, and if the dispute cannot be resolved with the Professional seeking compensation, then either party may request that the Bankruptcy Court determine the reasonableness of such fees and expenses.

         14.4 VESTING OF PROPERTY OF THE DEBTORS. Except as otherwise provided in the Plan (including any Plan Document) or any other indentures, instruments or agreements to be executed and delivered pursuant to the Plan or the Confirmation Order, upon the Effective Date, all property of the Consolidated Estates, wherever situated, shall vest in Reorganized PHI or the other Reorganized Debtors, as applicable, and shall be retained by Reorganized PHI or the other Reorganized Debtors, as applicable, or distributed to Creditors or Interest Holders as provided in the Plan. On the Effective Date, all property of the Consolidated Estates, whether retained by Reorganized PHI or the other Reorganized Debtors, as applicable, or distributed to Creditors or Interest Holders, shall be free and clear of all Claims, Liens, Encumbrances and Interests, except the Claims, Liens, Encumbrances and Interests of Creditors and Holders of Interests expressly provided for in the Plan (including in any Plan Document).

         14.5 CAUSES OF ACTION. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, Reorganized PHI shall retain and may enforce any claims, rights and causes of action that any of the Consolidated Debtors or the Consolidated Estates may hold against any entity including, without limitation, any Avoidance Actions or any claims, rights or causes of action arising under any similar provisions of state law, or any other statute or legal theory. Reorganized PHI or any successor may pursue those rights of action, as appropriate, in accordance with what is in the best interests of Reorganized PHI or any successor holding such rights of action.

         14.6 ASSUMPTION OF LIABILITIES. The liability for and obligation to make the distributions required under the Plan shall be assumed by Reorganized PHI, which shall have the liability for, and obligation to make, all distributions of Cash, Plan Securities or other instruments to be issued by the Debtors or Reorganized PHI.

         14.7 OTHER DOCUMENTS AND ACTIONS. Without a further order of the Bankruptcy Court, the Debtors and Reorganized PHI may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan. Each of the President, any Vice President, the Chief Financial Officer, the Secretary, the Treasurer or other duly authorized representative of each of the Debtors and of Reorganized PHI, is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

         14.8 SECTION 1146 EXEMPTION. Pursuant to Section 1146(c) of the Bankruptcy Code, (i) the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the revesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by the Plan, (ii) the making, delivery, creation, assignment, amendment or recording of any note or other obligation for the payment of money or any mortgage, deed of trust or other security interest under, in furtherance of, or in connection with the Plan, the issuance, renewal, modification or securing of indebtedness by such means, and (iii) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

         14.9     BINDING EFFECT.

                  (a) From and after the Confirmation Date, the Plan shall be binding upon and inure to the benefit of the Reorganized Debtors, Holders of Claims, Holders of Interests, and their respective successors and assigns.

                  (b) If the Plan is not confirmed, the Plan shall be deemed null and void and notwithstanding anything herein or in the Disclosure Statement to the contrary nothing contained herein or in the Disclosure Statement shall be deemed (i) to constitute a waiver or release of any Claims by the Debtors or any other Entity, (ii) to prejudice in any manner the rights of the Debtors or any other Entity, (iii) to constitute any admission by any of the Debtors, or any other Entity, or (iv) to constitute any admission or concession regarding any Claim or Interest.

                  14.10 GOVERNING LAW. Unless an applicable rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules) or the Delaware Corporation Law, the internal laws of the State of Delaware (without reference to conflict of laws principles) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan or the Chapter 11 Cases, except as may otherwise be provided in such agreements, documents, and instruments.

         14.11 FILING OF ADDITIONAL DOCUMENTS. On or before the conclusion of the Confirmation Hearing, the Debtors shall File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         14.12 DISSOLUTION OF CREDITORS' COMMITTEE. On the Effective Date, the Creditors' Committee shall dissolve and the members of the Creditors' Committee shall be released and discharged from all further rights and duties arising from or related to the Chapter 11 Cases. The Professionals retained by the Creditors' Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except as specifically provided in the Plan, and for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed after the Effective Date pursuant to the Plan.

         14.13    AMENDMENTS AND MODIFICATIONS.

                  (a) The Debtors may, with the consent of the Creditors' Committee and in accordance with Section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, after hearing on notice to such Entities as are entitled to such notice pursuant to Bankruptcy Rule 3019, amend or modify the Plan prior to the entry of the Confirmation Order. No amendment or modification of Section
12.1 of the Plan shall require any resolicitation of acceptances.

                  (b) After the entry of the Confirmation Order, PHI may, with the consent of the Creditors' Committee and in accordance with Section 1127(b) of the Bankruptcy Code, amend or modify this Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, and after the Effective Date the parties to any Plan Document may amend or modify any such Plan Document pursuant to the terms thereof without notice to any Entity not entitled to receive notice under such Plan Document and without an order from the Bankruptcy Court.

         14.14 REVOCATION. The Debtors reserve the right to revoke and withdraw the Plan prior to Confirmation. If the Debtors revoke or withdraw the Plan pursuant to this Section 14.14, then the Plan shall be deemed null and void and, in such event, the provisions of Section 14.9(b) shall apply.

         14.15 SEVERABILITY. Should any provision in the Plan be determined to be unenforceable, with the consent of the Debtors or Reorganized PHI, as applicable, such provisions shall be deemed to be severed, and such determination shall in no way limit or affect the enforceability and operative effect of any other provisions of the Plan.

         14.16 NOTICES. Any pleading, notice or other document required by the Plan or the Confirmation Order to be served or delivered to the Debtors, Reorganized PHI or the Creditors' Committee will be sent by overnight delivery service, courier service or facsimile transmission to:

                  (a)   Planet Hollywood International, Inc.
                        8669 Commodity Circle
                        Orlando, FL 32819
                        Attn:  General Counsel

with copies to:

                        Lewis Kruger
                        Robin Keller
                        Stroock & Stroock & Lavan LLP
                        180 Maiden Lane
                        New York, NY 10038
                        (212) 806-5400 (phone)
                        (212) 806-6006 (fax)

                        (COUNSEL TO THE DEBTORS)

                  b)    Myron Trepper
                        Steven Wilamowsky
                        Willkie Farr & Gallagher
                        153 East 53rd Street
                        New York, NY 10022
                        (212) 728-8000
                        (212) 728-8111

                        (COUNSEL TO THE OFFICIAL UNSECURED CREDITORS' COMMITTEE)

         14.17 DE MINIMIS DISTRIBUTIONS. Notwithstanding any provision to the contrary contained herein, no distribution of less than twenty-five dollars ($25) in Cash or less than 100 shares of New Common Stock or 10 New Warrants or New Options shall be made to any Holder of an Allowed Claim or an Allowed Interest. Such undistributed amount will be retained by Reorganized PHI, and in the case of undistributed New Common Stock, held as treasury shares.

         14.18 PLAN AND PLAN DOCUMENTS CONTROL. In the event and to the extent that any provision of the Disclosure Statement is inconsistent with any provision of the Plan or any Plan Document, the applicable provision of the Plan or the applicable Plan Document shall control and take precedence. In the event and to the extent that any provision of the Plan is inconsistent with any provision of any Plan Document, the applicable provision of the applicable Plan Document shall control and take precedence.

Dated:   Wilmington, Delaware
         November 8, 1999

Respectfully submitted,

PLANET HOLLYWOOD INTERNATIONAL, INC.      COOL PLANET, INC.
  INC.

By: ________________________________      By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

COOL PLANET II, INC.                      PLANET HOLLYWOOD (ASPEN), INC.

By: ________________________________      By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

PLANET HOLLYWOOD (ATLANTIC                PLANET HOLLYWOOD (CHICAGO), INC.
  CITY), INC.

By: ________________________________      By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

PLANET HOLLYWOOD (HONOLULU), INC.         PLANET HOLLYWOOD (LP), INC.

By: ________________________________      By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

PLANET HOLLYWOOD (NEW YORK CITY), INC.    PLANET HOLLYWOOD (NEW YORK) LTD.

By: ________________________________      By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

PLANET HOLLYWOOD (ORLANDO), INC.          PLANET HOLLYWOOD (PHOENIX), INC.

By: ________________________________      By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

PLANET HOLLYWOOD (REGION I), INC.         PLANET HOLLYWOOD (REGION II), INC.

By: ________________________________      By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

PLANET HOLLYWOOD (REGION III), INC.       PLANET HOLLYWOOD (REGION IV), INC.

By: ________________________________      By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

PLANET HOLLYWOOD (REGION V), INC.         PLANET HOLLYWOOD (REGION VI), INC.

By: ________________________________      By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

PLANET HOLLYWOOD (REGION VII), INC.       PLANET HOLLYWOOD (TEXAS), LTD.

By: ________________________________      By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

PLANET HOLLYWOOD (WAREHOUSE), INC.        SOUND REPUBLIC, INC.

By: ________________________________      By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

SOUND REPUBLIC I, INC.                    ALL STAR CAFE INTERNATIONAL, INC.

By: ________________________________      By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

ALL STAR CAFE (NEW YORK), INC.            EBCO MANAGEMENT, INC.

By: ________________________________      By: __________________________________
    Name:                                     Name:
    Title:                                    Title:

                                     ANNEX A

                    SUMMARY TERMS OF NEW SENIOR SECURED NOTES

Issuer:                Reorganized Planet Hollywood International, Inc. ("PHI")

Guarantors:            All Operating Subsidiaries of PHI (together with PHI, the
                       "Company")

Principal Amount:      Up to $25 million

Maturity:              Second Anniversary of the Effective Date [subject to the
                       approval of the Senior Secured Notes purchaser].

Interest:              Payable semi-annually in arrears in cash at a rate of 8%
                       per annum.

Security:              The New Senior Secured Notes shall be secured by liens on
                       substantially all of the Reorganized Company's assets except that their liens on inventory, receivables, Memorabilia and other collateral reasonably determined by PHI to be necessary in accordance with prudent business practices to secure the Working Capital Facility, shall be junior to the liens of the Working Capital Facility.
                       The Company will negotiate in good faith with the Committee regarding terms for the release by the Working
                       Capital Facility lender of Memorabilia and other collateral securing the Working Capital Facility based on liquidity levels of the Company to be determined, provided that after giving effect to such releases, the Company maintains adequate liquidity and working capital.

Covenants:             Normal and customary for secured indebtedness of this
                       nature to be determined to the reasonable satisfaction of the Creditors' Committee.

Asset Sales:           Any net proceeds from the sale of any collateral must be
                       used to repay the Senior Secured Notes, subject to the terms of the Working Capital Facility.

Commitment Fee:        To Be Determined

Equity:                To Be Determined

                                     ANNEX B

                     SUMMARY TERMS OF NEW SECURED PIK NOTES

Issuer:                Reorganized Planet Hollywood International, Inc. ("PHI")

Guarantors:            All Operating Subsidiaries of PHI (together with PHI, the
                       "Company")

Principal Amount:      $65.7 million (estimated)

Maturity:              Fifth Anniversary of the Effective Date

Interest:              Payable semi-annually in cash, at 10% per annum, or at
                       the sole election of the issuer, payable in kind in additional New Secured PIK Notes at 12.75% per annum;
                       PROVIDED, HOWEVER, that commencing two and one-half years after the Effective Date, interest on the New Secured PIK
                       Notes shall be payable only in cash at 10% per annum; AND
                       FURTHER PROVIDED, HOWEVER, that after one year from the date of issuance, interest on the New Secured PIK Notes shall be paid in cash at 10% per annum if the ratio of the Reorganized Company's consolidated EBITDA to Interest
                       Expense is greater than 1.75 for the last twelve month period.

Security:              The New Secured PIK Notes shall be secured by liens on
                       substantially all of the Reorganized Company's assets junior solely to the New Senior Secured Notes and the Working Capital Facility.

Optional Redemption:   New Secured PIK Notes may be redeemed, in whole or in
                       part, at any time, at the option of the Issuer, at par plus accrued and unpaid interest to the date of redemption.

Mandatory
Redemption:            At an annual measuring point to be agreed upon by PHI and
                       the Creditors' Committee: (a) if the ratio of the Company's consolidated EBITDA to Interest Expense is greater than 2.0 for the last twelve month period; and
                       (b) the sum of the Company's cash plus availability under its post-Effective Date Working Capital Facility exceeds
                       $25 million, then 50% of such excess shall be used to redeem the New Secured PIK Notes.

Covenants:             Normal and customary for secured indebtedness of this
                       nature, to be determined to the reasonable satisfaction of the Creditors' Committee.

                                     ANNEX C

                          SUMMARY TERMS OF NEW WARRANTS

Issuer:                Reorganized Planet Hollywood International, Inc. ("PHI")

Strike Price:          $65.50 per share

Term:                  Expire three years after the Effective Date

                                    EXHIBIT 1

                                       TO

                          JOINT PLAN OF REORGANIZATION

                       PLANET HOLLYWOOD INTERNATIONAL INC.
                         AND CERTAIN OF ITS SUBSIDIARIES


          FORM OF AMENDED AND RESTATED PHI CERTIFICATE OF INCORPORATION

                                [TO BE INCLUDED]

                                    EXHIBIT 2

                                       TO

                          JOINT PLAN OF REORGANIZATION

                       PLANET HOLLYWOOD INTERNATIONAL INC.
                         AND CERTAIN OF ITS SUBSIDIARIES


                    FORM OF AMENDED AND RESTATED PHI BY-LAWS

                                [TO BE INCLUDED]

                                    EXHIBIT 3

                                       TO

                          JOINT PLAN OF REORGANIZATION

                       PLANET HOLLYWOOD INTERNATIONAL INC.
                         AND CERTAIN OF ITS SUBSIDIARIES


                   FORM OF NEW SENIOR SECURED NOTES INDENTURE

                                [TO BE INCLUDED]

                                    EXHIBIT 4

                                       TO

                          JOINT PLAN OF REORGANIZATION

                       PLANET HOLLYWOOD INTERNATIONAL INC.
                         AND CERTAIN OF ITS SUBSIDIARIES


                    FORM OF NEW SENIOR SECURED NOTES SECURITY
                              AND PLEDGE AGREEMENT

                                [TO BE INCLUDED]

                                    EXHIBIT 5

                                       TO

                          JOINT PLAN OF REORGANIZATION

                       PLANET HOLLYWOOD INTERNATIONAL INC.
                         AND CERTAIN OF ITS SUBSIDIARIES


                      FORM OF NEW WORKING CAPITAL FACILITY

                                [TO BE INCLUDED]

                                    EXHIBIT 6

                                       TO

                          JOINT PLAN OF REORGANIZATION

                       PLANET HOLLYWOOD INTERNATIONAL INC.
                         AND CERTAIN OF ITS SUBSIDIARIES


         FORM OF WORKING CAPITAL FACILITY SECURITY AND PLEDGE AGREEMENT

                                [TO BE INCLUDED]

                                    EXHIBIT 7

                                       TO

                          JOINT PLAN OF REORGANIZATION

                       PLANET HOLLYWOOD INTERNATIONAL INC.
                         AND CERTAIN OF ITS SUBSIDIARIES


                     FORM OF NEW SECURED PIK NOTES INDENTURE

                                [TO BE INCLUDED]

                                    EXHIBIT 8

                                       TO

                          JOINT PLAN OF REORGANIZATION

                       PLANET HOLLYWOOD INTERNATIONAL INC.
                         AND CERTAIN OF ITS SUBSIDIARIES


           FORM OF NEW SECURED PIK NOTES SECURITY AND PLEDGE AGREEMENT

                                [TO BE INCLUDED]

                                    EXHIBIT 9

                                       TO

                          JOINT PLAN OF REORGANIZATION

                       PLANET HOLLYWOOD INTERNATIONAL INC.
                         AND CERTAIN OF ITS SUBSIDIARIES


                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

                                [TO BE INCLUDED]

                                   EXHIBIT 10

                                       TO

                          JOINT PLAN OF REORGANIZATION

                       PLANET HOLLYWOOD INTERNATIONAL INC.
                         AND CERTAIN OF ITS SUBSIDIARIES


                          FORM OF NEW WARRANT AGREEMENT

                                [TO BE INCLUDED]

                                   EXHIBIT 11

                                       TO

                          JOINT PLAN OF REORGANIZATION

                       PLANET HOLLYWOOD INTERNATIONAL INC.
                         AND CERTAIN OF ITS SUBSIDIARIES


                              FORM OF NEW WARRANTS

                                [TO BE INCLUDED]

                                   EXHIBIT 12

                                       TO

                          JOINT PLAN OF REORGANIZATION

                       PLANET HOLLYWOOD INTERNATIONAL INC.
                         AND CERTAIN OF ITS SUBSIDIARIES

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                [TO BE INCLUDED]